SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Materials Pursuant to Section 240.14a-11(c) or Section 240.14a-12
CABOT MICROELECTRONICS CORPORATION

(Exact name of Registrant as Specified in Its Charter)

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CABOT MICROELECTRONICS CORPORATION
870 North Commons Drive
Aurora, Illinois 60504

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held March 2, 2010

To our Stockholders:

We are notifying you that the Annual Meeting of Stockholders of Cabot Microelectronics Corporation will be held on Tuesday, March 2, 2010 at 8:00 a.m. local time at Cabot Microelectronics Corporation, 870 North Commons Drive, Aurora, Illinois 60504 for the following purposes:

1. To elect two directors, each for a term of three years;

2. To ratify the selection of PricewaterhouseCoopers LLP, an independent registered public accounting firm, as our independent auditors for fiscal year 2010; and

3. To transact other business properly coming before the meeting.

Each of these matters is described in further detail in the accompanying proxy statement. We also have included a copy of our 2009 Annual Report. Only stockholders of record at the close of business on January 11, 2010 are entitled to vote at the meeting or any postponements or adjournments of the meeting. A complete list of these stockholders will be available at our principal executive offices prior to the meeting.

We are delivering our proxy statement and 2009 Annual Report this year under the United States Securities and Exchange Commission rules that allow companies to furnish proxy materials to their stockholders over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials to our stockholders, which is designed to reduce our printing and mailing costs and the environmental impact of the proxy materials. A paper copy of our proxy materials may be requested through one of the methods described in the Notice of Internet Availability of Proxy Materials.

Please use this opportunity to take part in our affairs by voting your shares. You are cordially invited to attend the meeting in person. If you wish to attend the meeting in person, please bring a valid form of photo identification to the meeting. If your stock is not registered in your own name and you plan to attend the meeting and vote in person, you should contact your broker or agent in whose name your stock is registered to obtain a broker’s proxy and bring it to the meeting in order to vote at the meeting.

Whether or not you plan to attend the meeting, your vote is important. Please promptly submit your proxy by telephone, Internet or mail by following the instructions found on your Notice of Internet Availability of Proxy Materials or proxy card. Your proxy can be withdrawn by you at any time before it is voted.

By order of the Board of Directors,

William P. Noglows
Chairman of the Board

Aurora, Illinois
January 15, 2010, and is first being made available to stockholders electronically via the Internet on or about January 15, 2010.

About the Meeting	1
What is the purpose of the annual meeting?	1
Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?	1
What are our voting recommendations?	1
Who is entitled to vote?	2
What constitutes a quorum?	2
How do I vote, and can I vote by telephone or through the Internet?	2
Can I revoke my proxy or change my vote after I return my proxy card or after I vote electronically or by telephone?	2
What vote is required to approve each matter that comes before the meeting?	2
What happens if additional proposals are presented at the meeting?	3
Who will bear the costs of soliciting votes for the meeting?	3
I share the same address with another Cabot Microelectronics stockholder. Why has our household received only one Notice of Internet Availability of Proxy Materials?	3
Stock Ownership	4
Security Ownership of Certain Beneficial Owners and Management	4
Section 16(a) Beneficial Ownership Reporting Compliance	8
Election of Directors	8
Board Structure and Compensation	9
Board of Directors and Board Committees	9
Criteria for Nominating Directors	12
Compensation of Directors	12
Compensation Committee Interlocks And Insider Participation	16
Fees of Independent Auditors and Audit Committee Report	16
Fees Billed by Independent Auditors	16
Report of the Audit Committee	17
Compensation Discussion and Analysis	18
Overview	18
Elements of Compensation	20
CEO Compensation	26
Regulatory and Other Factors	27
Compensation Committee Report	29
Executive Compensation	30
Summary Compensation Table	30
Employment Agreements	32
Standard Employee Benefits	33
2009 Grants of Plan-Based Awards	33
2000 Equity Incentive Plan	34
Executive Officer Deposit Share Program	35
Outstanding Equity Awards at 2009 Fiscal Year-End	36
2009 Option Exercises and Stock Vested	37
Pension Benefits	37
2009 Nonqualified Deferred Compensation	38
Potential Payments upon Termination or Change in Control	39
Employment Agreements	43
Change in Control Severance Protection Agreements	43
Treatment of Equity Awards	45
Certain Relationships and Related Transactions	46
Ratification of the Selection of Independent Auditors	47
2011 Annual Meeting of Stockholders	47
“Householding” of Proxy Materials	47
Voting Through the Internet or by Telephone	48

CABOT MICROELECTRONICS CORPORATION

870 North Commons Drive
Aurora, Illinois 60504

PROXY STATEMENT

The Board of Directors of Cabot Microelectronics Corporation is asking for your proxy for use at the annual meeting of our stockholders to be held on Tuesday, March 2, 2010 at 8:00 a.m. local time, at Cabot Microelectronics Corporation, 870 North Commons Drive, Aurora, Illinois 60504 and at any postponements or adjournments of the meeting.

Pursuant to the rules and regulations adopted by the United States Securities and Exchange Commission, we have elected to provide our stockholders with access to our proxy materials over the Internet rather than in paper form. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials, rather than a printed copy of the proxy materials, to our stockholders of record as of January 11, 2010. We expect to mail the Notice of Internet Availability of Proxy Materials to stockholders entitled to vote at our annual meeting on or about January 15, 2010.

ABOUT THE MEETING

What is the purpose of the annual meeting?

At our annual meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including the election of two directors and the ratification of the selection of our independent auditors. In addition, our management will report generally on the fiscal year ended September 30, 2009 and respond to questions from stockholders.

Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?

In accordance with rules and regulations adopted by the United States Securities and Exchange Commission (“SEC”), instead of mailing a printed copy of our proxy materials to all stockholders entitled to vote at our annual meeting, we are furnishing the proxy materials and our 2009 annual report to our stockholders electronically via the Internet. On or about January 15, 2010, we will mail to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access and review our proxy materials and our 2009 annual report. You will not receive a printed copy of the proxy materials. Instead, the Notice of Internet Availability will instruct you as to how you may access and review the proxy materials and submit your proxy via the Internet. If you would like to receive a printed copy of the proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials for requesting printed materials.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held March 2, 2010:

•	The proxy statement and annual report to stockholders are available at www.cabotcmp.com and www.proxyvote.com.

What are our voting recommendations?

Our board of directors recommends that you vote your shares “FOR” the election of each of the nominees named below under “ELECTION OF DIRECTORS” and “FOR” the ratification of the selection of our independent auditors.

Who is entitled to vote?

Only stockholders of record at the close of business on the record date, January 11, 2010, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponements or adjournments of the meeting. Each outstanding share of common stock entitles its holder to cast one vote, without cumulation, on each matter to be voted on.

What constitutes a quorum?

If a majority of the shares outstanding on the record date are present at the annual meeting, either in person or by proxy, we will have a quorum at the meeting permitting the conduct of business at the meeting. As of the record date, we had approximately 23,565,977 shares of common stock outstanding and entitled to vote. Any shares represented by proxies that are marked to abstain from voting on a proposal will be counted as present for purposes of determining whether we have a quorum. If a broker, bank, custodian, nominee or other record holder of our common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, the shares held by that record holder (referred to as “broker non-votes”) will also be counted as present in determining whether we have a quorum.

How do I vote, and can I vote by telephone or through the Internet?

You may vote in person at the annual meeting or you may vote by proxy. You may vote in person by attending the meeting, presenting a valid form of photo identification and delivering your completed proxy card in person. You may vote by proxy by signing, dating and mailing a proxy card. In addition, you may vote by telephone or through the Internet by following the instructions below or those included in the Notice of Internet Availability of Proxy Materials.

To vote by telephone, if you are a record holder of our common stock (that is, if you hold your stock in your own name in our stock records maintained by our stock transfer agent, Computershare Trust Company, N.A., P.O. Box 43078, Providence, Rhode Island 02940-3078), call toll free 1-800-690-6903 and follow the instructions provided by the recorded message. To vote by telephone if you are a beneficial owner of our common stock, call the toll free number listed in the Proxy Card or follow the instructions provided by your broker. For all holders of our common stock (whether record or beneficial), to vote through the Internet, log on to the Internet and go to www.proxyvote.com and follow the steps on the secured website. You also may access the proxyvote website (www.proxyvote.com) or view our proxy materials by going to our website, www.cabotcmp.com, selecting “Investor Relations” on our Homepage, and then selecting “Proxy Materials” from the “Investor Information” section on the left side of the Investor Relations page.

If you vote by proxy, the individuals named on the proxy card as proxy holders will vote your shares in the manner you indicate. If you sign and return the proxy card without indicating your instructions, your shares will be voted “FOR”:

•	the election of the two nominees for director named below under “ELECTION OF DIRECTORS;” and

•	the ratification of the selection of our independent auditors.

Can I revoke my proxy or change my vote after I return my proxy card or after I vote electronically or by telephone?

Yes. Even after you have submitted your proxy, you may revoke your proxy or change your vote at any time before the proxy is voted at the annual meeting by delivering to our Secretary a written notice of revocation or a properly signed proxy bearing a later date, or by attending the annual meeting and voting in person. (Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.) To revoke a proxy previously submitted electronically through the Internet or by telephone, you may simply vote again at a later date, using the same procedures, in which case the later submitted vote will be recorded and the earlier vote revoked.

What vote is required to approve each matter that comes before the meeting?

Our bylaws provide that director nominees must receive the affirmative vote of a plurality of the votes cast at the meeting by stockholders entitled to vote thereon, meaning that the two nominees for director with the most votes will be elected. However, our Corporate Governance Guidelines, which are available through our website,

www.cabotcmp.com, provide that in an uncontested election, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election (a “Majority Withheld Vote”) shall promptly tender his or her resignation following certification of the stockholder vote for such election. In this situation, our nominating and corporate governance committee then shall consider the resignation offer and recommend to our board of directors whether to accept it. The board of directors then will act on the nominating and corporate governance committee’s recommendation within ninety (90) days following certification of the stockholder vote for such election. Thereafter, the board of directors will promptly disclose its decision whether to accept the director’s resignation offer (and the reasons for rejecting the resignation offer, if applicable), in a press release to be disseminated in the manner that we typically distribute press releases. The ratification of the selection of our independent auditors requires the affirmative vote of a majority of the votes cast at the meeting in person or by proxy by stockholders entitled to vote thereon. Abstentions and broker non-votes will not be counted for purposes of determining whether an item has received the requisite number of votes for approval.

What happens if additional proposals are presented at the meeting?

Other than the matters described in this proxy statement, we do not expect any additional matters to be presented for a vote at the annual meeting. If you vote by proxy, your proxy grants the persons named as proxy holders the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.

Who will bear the costs of soliciting votes for the meeting?

Certain directors, officers and employees, who will not receive any additional compensation for such activities, may solicit proxies by personal interview, mail, telephone or electronic communication. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders. This year we have not hired any third parties to assist in the solicitation of proxies, but may choose to do so in the future. We shall bear all costs of solicitation.

I share the same address with another Cabot Microelectronics stockholder. Why has our household received only one Notice of Internet Availability of Proxy Materials?

The SEC has adopted rules that permit companies and intermediaries (e.g. brokers) to satisfy the delivery requirements with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means additional convenience for stockholders, cost savings for companies, and reduced environmental impact of our proxy materials.

A number of brokers with accountholders who are stockholders will be “householding” the Notice of Internet Availability of Proxy Materials. As indicated in the notice previously provided by these brokers to stockholders, a single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from an affected stockholder. Once you have received notice from your broker or us that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise.

Stockholders who received a householded mailing this year and would like to have additional copies of the Notice of Internet Availability of Proxy Materials mailed to them, or would like to opt out of this practice for future mailings should submit a written request to our transfer agent, Computershare Trust Company, N.A., at P.O. Box 43010, Providence, Rhode Island 02940-3010 Attention: Shareholder Inquiries. We will promptly send additional copies of the Notice of Internet Availability of Proxy Materials upon receipt of such request.

Stockholders who currently receive multiple copies of the Notice of Internet Availability of Proxy Materials at their address and would like to request “householding” of their communications should contact their broker or, if a stockholder is a direct holder of shares of our common stock, they should submit a written request to our transfer agent, Computershare Trust Company, N.A., at P.O. Box 43010, Providence, Rhode Island 02940-3010 Attention: Shareholder Inquiries.

STOCK OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of our common stock as of January 11, 2010 (except as indicated below) by:

•	all persons known by us to own beneficially 5% or more of our outstanding common stock;

•	each of our directors;

•	each of the named executive officers in the Compensation Discussion and Analysis Section and the Summary Compensation Table included in this Proxy Statement; and

•	all of our directors and executive officers as a group.

Unless otherwise indicated, each stockholder listed below has sole voting and investment power with respect to the shares of common stock beneficially owned by such stockholder.

Stock Ownership Table

	Number of Shares
	Beneficially		Approximate
Name and Address	Owned(1)		Percent of Class(1)

CERTAIN BENEFICIAL OWNERS:
1. Shapiro Capital Management LLC 3060 Peachtree Road, Suite 1555 N.W. Atlanta, Georgia 30305	3,014,631	(2)	12.8%
2. Royce & Associates, LLC 1414 Ave. of the Americas New York, New York 10019	2,198,376	(3)	9.3%
3. Snyder Capital Management LP One Market Plaza, Suite 1200 San Francisco, California 94105	1,631,899	(4)	6.9%
4. Barclays Global Investors UK Holdings Limited 1 Churchill Place Canary Wharf London, England E14 5HP	1,628,401	(5)	6.9%
5. Kornitzer Capital Management, Inc. 5420 W. 61st Place Shawnee Mission, Kansas 66295	1,429,201	(6)	6.1%
DIRECTORS AND EXECUTIVE OFFICERS:
William P. Noglows	831,364	(7)	3.5%
Robert J. Birgeneau	50,000	(7)	*
John P. Frazee, Jr.	70,167	(7)	*
H. Laurance Fuller	97,550	(7)	*
Barbara A. Klein	13,250	(7)	*
Edward J. Mooney	57,060	(7)	*
Steven V. Wilkinson	80,831	(7)	*
Bailing Xia	21,625	(7)	*
William S. Johnson	275,458	(7)	1.2%
Clifford L. Spiro	268,206	(7)	1.1%
Adam F. Weisman	211,360	(7)	*
Daniel S. Wobby	191,660	(7)	*
All directors and executive officers as a group (18 persons)	3,185,202	(8)	13.5%

*	= less than 1%

(1)	“Beneficial ownership” generally means any person who, directly or indirectly, has or shares voting or investment power with respect to a security or has the right to acquire such power within 60 days. Shares of common stock subject to options, warrants or rights that are currently exercisable or exercisable within 60 days of January 11, 2010 are deemed outstanding for computing the ownership percentage of the person holding such options, warrants or rights, but are not deemed outstanding for computing the ownership percentage of any other person. The amounts and percentages are based upon 23,565,977 shares of our common stock outstanding as of January 11, 2010.

(2)	Of the shares reported as beneficially owned, Shapiro Capital Management LLC exercises (a) sole power to vote 2,457,124 shares, (b) shared power to vote 557,507 shares, (c) no power to vote 0 shares, and (d) sole investment power over 3,014,631 shares. The total number of shares reported as beneficially owned is 3,014,631. The number of shares indicated is based on information reported in the Schedule 13F Holdings Report filed by Shapiro Capital Management LLC on November 13, 2009.

(3)	Of the shares reported as beneficially owned, Royce & Associates, LLC exercises (a) sole power to vote 2,198,376 shares, (b) shared power to vote 0 shares, (c) no power to vote 0 shares, and (d) sole investment power over 2,198,376 shares. The total number of shares reported as beneficially owned is 2,198,376 The number of shares indicated is based on information reported in Schedule 13F Holdings Report filed by Royce & Associates, LLC on November 10, 2009.

(4)	Of the shares reported as beneficially owned, Snyder Capital Management, L.P. exercises (a) sole power to vote 30,200 shares, (b) shared power to vote 1,406,677 shares, (c) no power to vote 195,022 shares, (d) sole investment power over 0 shares, and (e) shared investment power over 1,631,899 shares. The total number of shares reported as beneficially owned is 1,631,899. The number of shares indicated is based on information reported in the Schedule 13F Holdings Report filed by Snyder Capital Management, L.P. on November 12, 2009.

(5)	Of the shares reported as beneficially owned, Barclays Global Investors UK Holdings Limited exercises (a) sole power to vote 1,550,529 shares, (b) shared power to vote 0 shares, (c) no power to vote 77,872 shares, (d) sole investment power over 0 shares, and (e) shared investment power over 1,628,401 shares. The total number of shares reported as beneficially owned is 1,628,401. This information is based on information reported in the Schedule 13F Holdings Report filed by Barclays Global Investors UK Holdings Limited on November 12, 2009. Based solely on information reported in such Schedule 13F filed by Barclays Global Investors UK Holdings Limited, the investment power with respect to the shares reported as beneficially owned by Barclays Global Investors UK Holdings Limited is also shared with Barclays Bank PLC, and Barclays PLC. Subsequent to the filing of the Schedule 13F Holdings Report, on December 1, 2009 Barclays Global Investors was sold to BlackRock Inc.

(6)	Of the shares reported as beneficially owned, Kornitzer Capital Management, Inc. exercises (a) sole power to vote 1,429,201 shares, (b) shared power to vote 0 shares, (c) no power to vote 0 shares, and (d) sole investment power over 1,429,201 shares. The total number of shares reported as beneficially owned is 1,429,201. The number of shares indicated is based on information reported in the Schedule 13F Holdings Report filed by Kornitzer Capital Management, Inc. on November 5, 2009.

(7)	Includes shares of our common stock that such person has the right to acquire pursuant to stock options exercisable within 60 days of January 11, 2010, as follows:

Upon Exercise
Name	Shares Issuable

Mr. Noglows	715,375
Mr. Birgeneau	44,000
Mr. Frazee	54,000
Mr. Fuller	69,000
Ms. Klein	6,750
Mr. Mooney	44,000
Mr. Wilkinson	54,000
Mr. Xia	13,125
Mr. Johnson	229,350
Dr. Spiro	227,125
Mr. Weisman	179,875
Mr. Wobby	151,925

Also includes restricted shares of common stock awarded to such executive officer pursuant to the Second Amended and Restated Cabot Microelectronics Corporation 2000 Equity Incentive Plan, as amended and restated September 23, 2008 (“2000 Equity Incentive Plan”), on December 1, 2006, November 30, 2007, December 1, 2008, and December 1, 2009, respectively, that are still subject to restrictions as of January 11, 2010, as set forth in the table below. On December 1, 2006, November 30, 2007, December 1, 2008, and December 1, 2009 as part of our annual equity incentive award program, we awarded restricted shares to our executive officers with restrictions that lapse in equal increments upon each anniversary over four years. The outstanding restricted stock awards are eligible to receive dividends and have voting rights.

	Annual Equity Incentive Program
	Restricted Shares
Name	12/1/2006	11/30/07	12/1/08	12/01/09

Mr. Noglows	4,800	9,000	20,250	25,000
Mr. Johnson	2,175	4,600	8,025	9,500
Dr. Spiro	2,375	3,750	6,450	7,300
Mr. Weisman	2,375	3,750	7,275	7,300
Mr. Wobby	2,375	2,850	6,975	6,300

Also includes both restricted shares of common stock that such executive officer has purchased at fair market value as “deposit shares” and for which the executive officer has been awarded a matching grant of “award shares”, pursuant to our Executive Officer Deposit Share Program, that are still subject to restrictions (with respect to “award shares”) or conditions (with respect to “deposit shares”) as of January 11, 2010 as set forth in the table below. Under this program, our executive officers are entitled to voluntarily use all or a portion of their after-tax bonus compensation to purchase at fair market value shares of restricted stock awarded under the 2000 Equity Incentive Plan. These shares are retained on deposit with us until the third anniversary of the date of deposit (“deposit shares”), and our company matches the deposit with a restricted stock award equal to 50% of the shares deposited by the participant (“award shares”). If the participant is employed by our company on the third anniversary of the deposit date and the deposit shares have remained on deposit with us through such date, the restrictions on the award shares will lapse. Such executive officer has dividend and voting rights with respect to the restricted shares.

Deposit Share Program
Name	Restricted Shares

Mr. Noglows	4,070
Mr. Johnson	4,343
Dr. Spiro	—
Mr. Weisman	—
Mr. Wobby	5,021

Also includes restricted shares of common stock awarded to such non-employee director pursuant to the 2000 Equity Incentive Plan that are still subject to restrictions as of January 11, 2010, as set forth in the table below. As with awards to our employees, including our executive officers, for annual equity awards to non-employee directors, restricted shares are awarded with restrictions that lapse in equal increments upon each anniversary over four years. Initial equity awards of restricted shares to non-employee directors are made with restrictions that lapse in equal annual increments beginning on the date of the award. The outstanding restricted stock awards are eligible to receive dividends and have voting rights.

Non-Employee Director
Name	Restricted Shares

Mr. Birgeneau	4,500
Mr. Frazee	4,500
Mr. Fuller	4,500
Ms. Klein	4,750
Mr. Mooney	4,500
Mr. Wilkinson	4,500
Mr. Xia	5,125

Also includes phantom shares of our common stock that such non-employee director has the right to acquire pursuant to the Directors’ Deferred Compensation Plan as of January 11, 2010, as follows:

Name	Phantom Shares

Mr. Birgeneau*	—
Mr. Frazee**	10,167
Mr. Fuller	15,550
Ms. Klein*	—
Mr. Mooney**	6,760
Mr. Wilkinson**	11,471
Mr. Xia*	—

*	Messrs. Birgeneau and Xia and Ms. Klein are not participants in the Directors’ Deferred Compensation Plan.

**	Messrs. Frazee and Wilkinson, as of January 1, 2008, and Mr. Mooney, as of January 1, 2009, elected to cease deferral of their compensation pursuant to the Directors’ Deferred Compensation Plan.

(8)	Includes 2,680,395 shares of our common stock that our directors and executive officers have the right to acquire pursuant to stock options exercisable within 60 days of January 11, 2010, 238,438 restricted shares of our common stock held by our executive officers still subject to restrictions as of January 11, 2010, and 43,948 phantom shares of our common stock that our non-employee directors have the right to acquire pursuant to the Directors’ Deferred Compensation Plan as of January 11, 2010.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and holders of more than 10% of our common stock to file with the Securities and Exchange Commission reports regarding their ownership and changes in ownership of our common stock. Based solely on our review of the reports furnished to us, we believe that all of our directors and executive officers have complied with all Section 16(a) filing requirements for fiscal year 2009.

ELECTION OF DIRECTORS

Our board of directors is currently comprised of eight directors. The board of directors is divided into three classes: Class I, whose terms will expire at the upcoming annual meeting of stockholders; Class II, whose terms will expire at the annual meeting of stockholders to be held in 2011; and Class IIII, whose terms will expire at the annual meeting of stockholders to be held in 2012. Messrs. Fuller and Mooney are currently in Class I, Messrs. Birgeneau, Wilkinson and Xia are currently in Class II, and Messrs. Frazee and Noglows and Ms. Klein are currently in Class III.

At each annual meeting of stockholders, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Our certificate of incorporation provides that the authorized number of directors may be changed only by resolution of the board of directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the total number of directors. Our certificate of incorporation also provides that our board of directors may fill any vacancy created by the resignation of a director or the increase in the size of our board of directors.

The board of directors has nominated and urges you to vote “FOR” the election of the two nominees named below for terms of office ending in 2013. Proxies will be so voted unless stockholders specify otherwise in their proxies.

In the event a nominee is not available to serve for any reason when the election occurs, it is intended that the proxies will be voted for the election of the other nominees and may be voted for any substitute nominee. Our board of directors has no reason to believe that any of the nominees will not be a candidate or, if elected, will be unable or unwilling to serve as a director. In no event will the proxies be voted for a greater number of persons than the number of nominees named.

Our board of directors recommends that you vote “FOR” the election to the board of each of the nominees named below.

Nominees for election at this meeting for terms expiring in 2013:

H. Laurance Fuller, 71, was elected a director of our company in June 2002. He also is a director of Abbott Laboratories. Mr. Fuller retired from the position of Co-Chairman of BP Amoco, p.l.c., a global petroleum and petrochemicals company, in 2000 after serving as Chairman and Chief Executive Officer of Amoco Corporation since 1991 and President since 1983. Mr. Fuller received his B.S. in chemical engineering from Cornell University.

Edward J. Mooney, 68, was elected a director of our company in March 2005. He also serves on the boards of directors of Commonwealth Edison, which is a wholly-owned subsidiary of Exelon Corporation, FMC Corporation, FMC Technologies, Inc., the Northern Trust Corporation and PolyOne Corporation. Mr. Mooney was the Delegue General-North America, Suez Lyonnaise des Eaux from March 2000 until his retirement in March 2001. From 1994 to 2000, he was Chairman and Chief Executive Officer of Nalco Chemical Company, one of the world’s largest providers of water and chemical treatment technologies and services. Mr. Mooney received both a B.S. in chemical engineering and a J.D. from the University of Texas.

Directors whose terms continue until 2011:

Robert J. Birgeneau, 67, was elected a director of our company in March 2005. He has been the Chancellor of the University of California, Berkeley since September 2004. He also holds a faculty appointment in the department of physics there. From July 2000 until assuming his current position, Mr. Birgeneau served as the President of the University of Toronto. Prior to that, Mr. Birgeneau was the Dean of the School of Science at the Massachusetts

Institute of Technology, and previously had been the chair of the physics department of M.I.T. Mr. Birgeneau received his B.S. in mathematics from the University of Toronto and his Ph.D. in physics from Yale University.

Steven V. Wilkinson, 68, was elected a director of our company in April 2000. He is also a director of Entergy Corporation. Mr. Wilkinson has been retired since 1998. Prior to retirement, he was a partner of Arthur Andersen LLP. Mr. Wilkinson received his B.A. in economics from DePauw University and his M.B.A. from the University of Chicago.

Bailing Xia, 54, was elected a director of our company in September 2007. He is the Chairman and Chief Executive Officer of Summer Leaf, Inc., a privately-held technology and project development consulting company, headquartered in Toronto, Canada, and has served in that role since 1996. In addition, he has been the Chief Representative in North America for China Central Television (CCTV) for education, science, technology, culture and health programs since 1994. In addition, in April 2007 he was appointed a Member of the Planning Committee of the China Development Bank. Mr. Xia holds a degree in Economics from Anhui University, and also graduated from the Sino-American Scientific Technology, Industry and Business Administration Program.

Directors whose terms continue until 2012:

John P. Frazee, Jr., 65, was elected a director of our company in April 2000. He has been a private investor since 2001 and has served as a senior advisor to Greenhill & Co., Inc. since November 2007. Prior to 1997, he served as President and Chief Operating Officer of Sprint Corporation, and before that as Chairman and Chief Executive Officer of Centel Corporation. Mr. Frazee received his bachelor’s degree in political science from Randolph-Macon College.

Barbara A. Klein, 55, was elected a director of our company in April 2008. She retired in May 2008 as the Senior Vice President and Chief Financial Officer of CDW Computer Centers, Inc., a FORTUNE 500 company and a leading provider of technology products and services for business, government and education. Ms. Klein also serves on the board of directors of Corn Products International, Inc. She received a B.S. in accounting and finance from Marquette University, and an M.B.A. from Loyola University.

William P. Noglows, 51, has served as our Chairman, President and Chief Executive Officer since November 2003. Mr. Noglows also is a director of Littlefuse, Inc. From 1984 through 2003, he served in various management positions at Cabot Corporation, culminating in serving as an executive vice president and general manager. While at Cabot Corporation, he was one of the primary founders of our company and was responsible for identifying and encouraging the development of the CMP application, which is the core of our business. Mr. Noglows had previously served as a director of our company from December 1999 until April 2002. Mr. Noglows received his B.S. in Chemical Engineering from the Georgia Institute of Technology.

BOARD STRUCTURE AND COMPENSATION

Board of Directors and Board Committees

Our board of directors has a standing audit committee, a standing compensation committee and a standing nominating and corporate governance committee to assist the board of directors in the discharge of its responsibilities. Our board of directors has adopted the Cabot Microelectronics Corporation Corporate Governance Guidelines, which are available on our website, www.cabotcmp.com, along with other corporate governance materials, such as board of directors committee charters and our Code of Business Conduct. Pursuant to the Corporate Governance Guidelines, committee charters and other corporate governance materials and practices, our board of directors and audit committee periodically review and provide oversight of the management of various risk factors that are relevant to our company. Our board of directors also reviews annually the functioning of the board. During fiscal year 2009, our board of directors held thirteen meetings and took no action by written consent. Each of our directors other than Mr. Fuller attended our annual meeting of stockholders in fiscal year 2009. Each of our directors attended at least 75% of all the meetings of the board and those committees on which he or she served during fiscal year 2009. Since fiscal year end, the board of directors has met three times. Stockholders and third parties may communicate with our board of directors through the Chairman of the Board, c/o the Secretary of our company at our offices at 870 North Commons Drive, Aurora, Illinois 60504.

Independent Directors and Leadership Structure.  The board of directors has determined that seven of our eight directors, including Messrs. Birgeneau, Frazee, Fuller, Mooney, Wilkinson, and Xia and Ms. Klein, are “independent” directors as defined in Rule 4200 of the National Association of Securities Dealers Automated Quotation (“Nasdaq”) Marketplace Rules and as defined in applicable rules by the Securities and Exchange Commission (“SEC”). In making its determinations of independence, in addition to consideration of the relevant SEC and Nasdaq rules (according to which the definition of “independent director” is set forth in our Corporate Governance Guidelines), the board of directors considered factors for each director such as any other directorships, any employment or consulting arrangements, and any relationship with our company’s customers, suppliers or advisors. With respect to Mr. Frazee, the board considered the fact that in November 2007 Mr. Frazee became a Senior Advisor to Greenhill & Co., Inc., an investment banking firm that has served as a financial advisor to us in the past pursuant to certain contractual arrangements, which have since been terminated. Our independent directors hold regularly scheduled meetings in executive session, at which only independent directors are present. As provided in our Corporate Governance Guidelines, the Chairman of the nominating and governance committee, Mr. Frazee, serves as chairman of the meetings of the independent directors in executive session and performs other responsibilities such as working with the Chairman of the board of directors to plan and set the agenda for meetings of the board of directors. Mr. Noglows is the Chairman of the board of directors and Chief Executive Officer of our company. The board of directors believes that this leadership structure is appropriate for our company given the size and scope of our business, the experience and active involvement of our independent directors, and our corporate governance practices, which include regular communication with and interaction between and among Mr. Noglows and the independent directors. The board believes that this approach serves to provide for the board’s role in corporate governance and guiding corporate policy in an efficient manner. Stockholders and third parties may communicate with our independent directors through the Chairman of the nominating and corporate governance committee, c/o the Secretary of our company at our offices at 870 North Commons Drive, Aurora, Illinois 60504. During fiscal year 2009, our independent directors met in executive session eleven times. Since fiscal year end, our independent directors have met in executive session twice.

Audit Committee.  The functions of the audit committee include selecting, appointing, retaining, compensating and overseeing our independent auditors, deciding upon and approving in advance the scope of audit and non-audit assignments and related fees, reviewing accounting principles we use in financial reporting, and reviewing the adequacy of our internal control procedures, including the internal audit function. The members of the audit committee are currently Messrs. Frazee and Wilkinson (Chairman) and Ms. Klein. Mr. Fuller served as a member of the audit committee until March, 2009. Each of these audit committee members during fiscal year 2009 and currently:

•	is an “independent” director as defined in Rule 4200(a)(15) of the Nasdaq Marketplace Rules;

•	meets the criteria for independence as required by applicable rules adopted by the SEC;

•	has not participated in the preparation of our financial statements or the financial statements of any of our current subsidiaries at any time during the past three years; and

•	is able to read and understand fundamental financial statements.

Our board of directors has determined that the audit committee has at least one member who qualifies as an Audit Committee Financial Expert, as defined by relevant SEC rules, and has designated Mr. Wilkinson, the Chairman of the committee, as such Audit Committee Financial Expert. As previously stated, Mr. Wilkinson is an independent director. The audit committee operates under a written charter, a current copy of which is attached to this proxy statement as Appendix A and is available on our website, www.cabotcmp.com. The audit committee reviews and reassesses the adequacy of the audit committee charter on an annual basis. The audit committee has established procedures for the receipt, retention, and treatment of complaints received regarding accounting, internal accounting controls or auditing matters, as well as for the pre-approval of services provided by our independent auditors, both of which are also available on our website, www.cabotcmp.com. A current copy of the procedures for the pre-approval of services provided by our independent auditors is attached to this proxy statement as Appendix B. As set forth in the audit committee charter, the audit committee is also responsible for the review and approval of any related party transaction in advance of the company entering into any such transaction; since April 2002, we have not been engaged in any related party transactions and none have been proposed to the audit committee for consideration. The audit committee met eight times during fiscal year 2009 and has met twice since fiscal year end with respect to the audit of our fiscal year 2009 financial statements and related matters. In fulfillment of the audit committee’s responsibilities for fiscal year 2009, Mr. Wilkinson, the audit committee Chairman, reviewed our Annual Report on Form 10-K for the fiscal year ended September 30, 2009 (as did the other members of the committee and board of directors), and our Quarterly Reports on Form 10-Q before we filed them, and Mr. Wilkinson and other members of the committee also reviewed quarterly earnings announcements and related matters before we released them.

Compensation Committee.  The functions of the compensation committee include reviewing and approving the compensation and benefits for our employees, evaluating and deciding upon the compensation of our chief executive officer, evaluating and deciding upon the compensation of our other executive officers, which is done following consultation with our chief executive officer, monitoring the administration of our employee benefit plans, authorizing and ratifying stock option grants, restricted stock awards and other incentive arrangements, and authorizing employment and related agreements. Our chief executive officer is neither present for voting or deliberation on, nor votes upon decisions relating to, his compensation. In addition, our chief executive officer does not vote upon decisions related to the compensation of our other executive officers. Also, our chief financial officer, who also has responsibility for our human resources function, and his staff support the compensation committee in its work by providing input and recommendations on the overall mix and forms of executive compensation as directed by the compensation committee. Our chief financial officer and human resources staff do not make decisions regarding the amount of compensation for our named executive officers or other executive officers.

The compensation committee has engaged the services of a compensation consultant, W.T. Haigh & Company, Inc., which reports directly to the committee. The consultant has been engaged to advise the committee on executive compensation and equity incentive matters and trends and to perform benchmark comparison analysis of compensation practices of peer companies. From time to time, and as part of the committee’s ongoing and annual reviews of executive officer compensation matters, the consultant recommends specific ranges of compensation for our executive officers, including our named executive officers, based on information provided by the committee regarding different performance scenarios and desired market placement. The consultant also advises the nominating and corporate governance committee on non-employee director compensation matters. The consultant provides no other services to our company.

The members of the compensation committee are Messrs. Birgeneau, Fuller (Chairman), Mooney and Xia, each of whom was during fiscal year 2009 and is now an “independent” director as defined in Rule 4200(a)(15) of the Nasdaq Marketplace Rules and as defined in applicable rules adopted by the SEC. The compensation committee operates under a written charter that addresses compensation matters, a current copy of which is available on our website, www.cabotcmp.com. The compensation committee reviews and reassesses the adequacy of the compensation committee charter on an annual basis. The compensation committee met five times during fiscal year 2009 and did not take action by written consent, and has met three times since the fiscal year end with respect to 2009 annual bonuses, salary increases, stock option grants and restricted stock awards, and other matters.

Nominating and Corporate Governance Committee.  The functions of the nominating and corporate governance committee include reviewing and recommending a slate of nominees for the election of directors, recommending changes in the number, classification and term of directors, reviewing nominations by stockholders with regard to the nomination process, reviewing and recommending compensation and other matters for our directors, and attending to general corporate governance matters. The members of the nominating and corporate governance committee are Messrs. Frazee (Chairman), Fuller and Wilkinson and Ms. Klein, each of whom was during fiscal year 2009 and is now an “independent” director as defined in Rule 4200(a)(15) of the Nasdaq Marketplace Rules and as defined in applicable rules adopted by the SEC. The nominating and corporate governance committee operates under a formal charter that addresses the nominations process and such related matters as may be required under the federal securities laws and Nasdaq listing requirements, a current copy of which is available on our website, www.cabotcmp.com. The nominating and corporate governance committee reviews and reassesses the adequacy of the nominating and corporate governance charter on an annual basis. The nominating and corporate governance committee met three times during fiscal year 2009 and has met twice since fiscal year end. The nominating and corporate governance committee acted unanimously to recommend the nomination of the Class I director nominees to the board of directors, subject to stockholder approval, as discussed in “ELECTION OF DIRECTORS,” above.

Criteria for Nominating Directors

The nominating and corporate governance committee considers candidates to fill new directorships created by expansion and vacancies that may occur and makes recommendations to the board of directors with respect to such candidates. The nominating and corporate governance committee considers suggestions from many sources regarding possible candidates for director and will consider nominees recommended by stockholders. Any such stockholder nominations, together with appropriate biographical information, should be submitted to the Chairman of the nominating and corporate governance committee, c/o the Secretary of our company at our offices at 870 North Commons Drive, Aurora, Illinois 60504. To be included in the proxy statement, such nomination must be received by the Secretary of our company not later than the 120th day prior to the first anniversary of the date of the preceding year’s proxy statement.

In fiscal year 2009, we did not pay a fee to any third party to identify or evaluate potential director nominees; however, in the future we may pay a fee to a third party to identify or evaluate potential director nominees if the need arises, given the important role our directors play in guiding our strategic direction and overseeing the management of our company.

Board candidates are selected based upon various criteria including their character, business experience and acumen. Some of the factors that are considered in evaluating candidates for the board of directors include experience in areas such as technology, manufacturing, marketing, finance, strategy, international business, and academia, as well as geographic, cultural, experiential and other forms of diversity. The nominating and corporate governance committee and board of directors review these factors, including diversity, in considering candidates for board membership. Board members are expected to prepare for, attend and participate in all board of directors and applicable committee meetings, and our annual meetings of stockholders. The nominating and corporate governance committee considers a director’s past attendance record, participation and contribution to the board of directors in considering whether to recommend the reelection of such director.

Compensation of Directors

The following table shows information concerning the compensation that the company’s non-employee directors earned during the last completed fiscal year ended September 30, 2009.

2009 Director Compensation

	Fees Earned
	or Paid	Stock	Options
	in Cash	Awards	Awards	Total
Name	($)(1)	($)(2)	($)(2)	($)
Robert J. Birgeneau	59,000	38,170	127,949	225,119
John P. Frazee, Jr.	75,000	38,170	127,949	241,119
H. Laurance Fuller	69,000	38,170	127,949	235,119
Barbara A. Klein	65,000	42,715	62,086	169,801
Edward J. Mooney	59,000	38,170	127,949	225,119
Steven V. Wilkinson	86,500	38,170	127,949	252,619
Bailing Xia	60,500	70,006	114,709	245,215

(1)	Includes an annual retainer fee, committee and board meeting attendance fees, and, as applicable, committee chairperson annual retainer fees, each as discussed in more detail below. Dollar amounts are comprised as follows:

		Aggregate
	Annual	Meeting	Committee
Name	Retainer Fee	Fees	Chair Fee

Robert J. Birgeneau	$35,000	$24,000
John P. Frazee, Jr.*	$35,000	$30,000	$10,000
H. Laurance Fuller**	$35,000	$24,000	$10,000
Barbara A. Klein	$35,000	$30,000
Edward J. Mooney	$35,000	$24,000
Steven V. Wilkinson***	$35,000	$31,500	$20,000
Bailing Xia	$35,000	$25,500

*	Nominating and corporate governance committee chairman

**	Compensation committee chairman

***	Audit committee chairman

(2)	The amounts in the column headed “Stock Awards” represent the dollar amount of equity compensation cost recognized for financial reporting purposes in fiscal year 2009, computed in accordance with Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment” (“SFAS 123R”), excluding the impact of estimated forfeitures for service-based vesting conditions. For restricted stock awards, the fair value is calculated using the closing price of our common stock on the grant date. The actual value realized by a non-employee director related to stock awards will depend on the market value of our common stock on the date the stock is sold.

The amounts in the column headed “Option Awards” represent the dollar amount of equity compensation cost recognized for financial reporting purposes in fiscal year 2009, computed in accordance with SFAS 123R, excluding the impact of estimated forfeitures for service-based vesting conditions. See Note 12 of Notes to Consolidated Financial Statements included in Item 8 of Part II of our Annual Report on Form 10-K for fiscal year 2009 for a description of the assumptions used in that computation. The actual value realized by a non-employee director related to option awards will depend on the difference between the market value of our common stock on the date the option is exercised and the exercise price of the option.

The dollar amount of equity compensation cost recognized for financial reporting purposes in fiscal year 2009 (such amount is included in the amounts under “Stock Awards” in the 2009 Director Compensation Table), and the grant date fair market value, each computed in accordance with SFAS 123R, of each “Stock Award” granted to our non-employee directors during fiscal year 2009 is as follows:

			Grant Date Fair Value
			of Stock Awards
		Fiscal Year	Granted in
Name	Grant Date	2009 Expense ($)	Fiscal Year 2009 ($)

Mr. Birgeneau	3/3/09	5,545	38,020
Mr. Frazee	3/3/09	5,545	38,020
Mr. Fuller	3/3/09	5,545	38,020
Ms. Klein	3/3/09	5,545	38,020
Mr. Mooney	3/3/09	5,545	38,020
Mr. Wilkinson	3/3/09	5,545	38,020
Mr. Xia	3/3/09	5,545	38,020

The dollar amount of equity compensation cost recognized for financial reporting purposes in fiscal year 2009 (such amount is included in the amounts under “Option Awards” in the 2009 Director Compensation Table),

and the grant date fair market value, each computed in accordance with SFAS 123R, of each “Option Award” granted to our non-employee directors during fiscal year 2009 is as follows:

			Grant Date Fair Value
			of Option Awards
		Fiscal Year	Granted in Fiscal Year
Name	Grant Date	2009 Expense ($)	2009 ($)

Mr. Birgeneau	3/3/09	8,713	59,746
Mr. Frazee	3/3/09	8,713	59,746
Mr. Fuller	3/3/09	8,713	59,746
Ms. Klein	3/3/09	8,713	59,746
Mr. Mooney	3/3/09	8,713	59,746
Mr. Wilkinson	3/3/09	8,713	59,746
Mr. Xia	3/3/09	8,713	59,746

During fiscal year 2009, no awards to any of our non-employee directors were adjusted, modified or cancelled (forfeited).

The aggregate number of stock awards and the aggregate number of stock option awards for each non-employee director that were outstanding as of the end of fiscal year 2009 are, as follows:

	Aggregate Number of Awards
	Outstanding as of September 30,
	2009
Name	Stock Awards	Option Awards

Mr. Birgeneau	4,500	53,000
Mr. Frazee	4,500	63,000
Mr. Fuller	4,500	78,000
Ms. Klein	4,750	19,500
Mr. Mooney	4,500	53,000
Mr. Wilkinson	4,500	63,000
Mr. Xia	5,125	25,500

A director who is also our employee receives no additional compensation for his services as a director. Non-employee directors are eligible for the following compensation, which was approved by our board of directors in March 2007:

Description of Director Compensation	Amount

Annual Retainer Fee, as of the effective date of appointment, and subsequently, at the time of our annual meeting	$35,000
Committee and Board Meeting Fees, for attendance at each meeting of the board and committee of the board	$1,500
Committee Chair Annual Retainer Fees:
Audit committee chairperson	$20,000
Compensation committee chairperson	$10,000
Nominating and corporate governance committee	$10,000
chairperson
Annual Non-qualified Stock Option Grant, which vests over a four year period, at the effective date of appointment to the board, and subsequently, at the time of our annual meeting	6,000 options
Annual Restricted Stock Award, which vests over a four year period, at the effective date of appointment to the board, and subsequently, at the time of our annual meeting	2,000 shares
Initial Non-qualified Stock Option Grant, which vests over a three year period, at the effective date of appointment to the board, and subsequently, on the anniversary dates of the effective date of appointment
7,500 options
Initial Restricted Stock Award, which vests over a three year period, at the effective date of appointment to the board, and subsequently, on the anniversary dates of the effective date of appointment	2,500 shares

As provided in our Corporate Governance Guidelines and the nominating and corporate governance committee charter, the nominating and corporate governance committee is responsible for reviewing and recommending to the board of directors compensation (cash and equity) for non-employee directors. The committee does this through review of director compensation benchmark information and analysis provided by W.T. Haigh, director compensation consultant to the committee.

Our non-employee directors received an aggregate of 42,000 stock options and 14,000 shares of restricted stock in fiscal year 2009.

Under our Directors’ Cash Compensation Umbrella Program, which only applies to non-employee directors and is filed as an exhibit to our Annual Report on Form 10-K filed with the SEC on December 10, 2003, each non-employee director may choose to receive his compensation either in cash, in fully vested restricted stock under our 2000 Equity Incentive Plan (as of the date the fees are earned, the fees would be converted into the equivalent number of fully vested restricted shares, which would be beneficially owned and reported on Form 4 filings), or as deferred compensation under our Directors’ Deferred Compensation Plan, as amended September 23, 2008, which first became effective in March 2001, and is filed as an exhibit to our Annual Report on Form 10-K filed with the SEC on November 25, 2008. Non-employee directors continue to receive their respective annual retainer fees, committee chair annual retainer fees and annual non-qualified stock option grants at the time of our annual meeting, or upon the effective date of a director’s original election to the board of directors, if other than the annual meeting date. Non-employee directors also are eligible for reimbursement of travel and other out-of-pocket costs incurred in attending meetings. Non-employee directors are not eligible for any other compensation arrangement.

Prior to January 1, 2008, Messrs. Frazee, Fuller, Mooney, and Wilkinson had each elected to defer his compensation to future periods under the Directors’ Deferred Compensation Plan. Messrs. Frazee and Wilkinson, as of January 1, 2008, and Mr. Mooney, as of January 1, 2009, each elected to no longer defer his compensation under the plan. Under the Directors’ Deferred Compensation Plan, deferred amounts are payable only in the form of our common shares. A participating director is required to elect a date on which deferred compensation will begin to be distributed, which date generally must be at least two years after the end of the year deferrals are made and no later than the date of termination. As of the date the compensation is earned, the fees are converted into the right to acquire the equivalent number of shares of common stock at the end of the deferral period. These rights to acquire shares under the Directors’ Deferred Compensation Plan are reported as beneficially owned on Form 4 filings for each participating director. As of January 11, 2010, an aggregate of approximately $1,446,290 of directors’ compensation was deferred under the plan, and as of September 30, 2009, the amount was $1,428,290.

Compensation Committee Interlocks and Insider Participation

None of the current or former members of the compensation committee are or have been our employees.

FEES OF INDEPENDENT AUDITORS AND AUDIT COMMITTEE REPORT

Fees Billed by Independent Auditors

During fiscal years 2008 and 2009, the audit committee pre-approved 100% of all audit and non-audit services provided by our independent auditors, PricewaterhouseCoopers LLP, an independent registered public accounting firm. For such pre-approval of services, the audit committee follows its policy for the pre-approval of services provided by our independent auditors, a current copy of which is attached to this proxy statement as Appendix B and also is available on our web-site, www.cabotcmp.com. The following table presents fees for audit services rendered by PricewaterhouseCoopers LLP for the audit of our annual financial statements for the fiscal year ended September 30, 2009, and September 30, 2008, and fees billed for other services rendered by PricewaterhouseCoopers LLP during those periods.

	Fiscal Year Ended	Fiscal Year Ended
Fees	September 30, 2009 ($)	September 30, 2008 ($)

Audit Fees(1)	1,099,624	1,057,691
Audit-Related Fees(2)	—	202,539
Tax Fees(3)	347,395	321,308
All Other Fees(4)	3,000	3,000

Total	1,450,019	1,584,538

(1)	Audit Fees include fees for professional services rendered by PricewaterhouseCoopers LLP for the audit of our annual financial statements and review of financial statements included in our Form 10-Q and for services that normally would be provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements. In addition to including fees for services necessary to perform an audit or review in accordance with generally accepted auditing standards, this category also may include services that generally only PricewaterhouseCoopers LLP reasonably can provide, such as comfort letters, statutory audits, attest services, consents and assistance with and review of documents filed with the SEC.

(2)	Audit-Related Fees include assurance and related services traditionally performed by PricewaterhouseCoopers LLP that are reasonably related to the performance of the audit or review of our financial statements and not reported under the “Audit Fee” heading, including any employee benefit plan audits, due diligence related to mergers and acquisitions, accounting consultations and audits in connection with acquisitions, internal control reviews, attest services that are not required by statute or regulation and consultation concerning financial accounting and reporting standards. For fiscal year 2008, PricewaterhouseCoopers LLP provided Audit-Related Services to us in the area of due diligence and accounting consultations related to a potential acquisition, and for fiscal year 2009, they did not provide any Audit-Related Services to us.

(3)	Tax Fees include all services performed by professional staff in PricewaterhouseCoopers LLP’s and its foreign affiliates’ tax divisions except those services related to the audit, and include fees for tax compliance, tax planning, and tax advice. Tax compliance generally involves preparation of original and amended tax returns, claims for refund and tax payment-planning services. Tax planning and tax advice encompass a diverse range of services, including assistance with tax audits and appeals, tax advice related to mergers and acquisitions, employee benefit plans and requests for rulings or technical advice from taxing authorities. For fiscal year 2009, $182,541 out of the total $347,395 for Tax Fees was for tax compliance services. For fiscal year 2008, $119,178 out of the total $321,308 for Tax Fees was for tax compliance services.

(4)	All Other Fees include fees for fiscal years 2008 and 2009 for access to on-line accounting research software tools.

Report of the Audit Committee

The following report of the audit committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this report by reference therein.

The audit committee of the board of directors is responsible for providing independent, objective oversight of our accounting and system of internal controls, the quality and integrity of our financial reports, and the independence and the selection, appointment, retention, compensation and oversight of the performance of our independent auditors. The audit committee is composed of independent directors and operates under a written charter, a current copy of which is attached to this proxy statement as Appendix A and is available on our website, www.cabotcmp.com. The audit committee reviews and reassesses the adequacy of the audit committee charter on an annual basis. Our board of directors has determined that the audit committee has at least one member who qualifies as an Audit Committee Financial Expert, as defined by relevant Securities and Exchange Commission (“SEC”) rules, and has designated Mr. Wilkinson, the Chairman of the committee, as such Audit Committee Financial Expert.

Management is responsible for our internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of our financial statements in accordance with generally accepted auditing standards and issuing a report on those financial statements. The audit committee monitors and oversees these processes.

In this context, the audit committee reviewed and discussed the audited financial statements for fiscal year 2009 with management and with the independent auditors. Specifically, the audit committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), which include, among other things:

•	methods used to account for any significant and unusual transactions;

•	the effect of any significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating any particularly sensitive accounting estimates and the basis for the independent auditors’ conclusions regarding the reasonableness of those estimates; and

•	any disagreements with management over the application of accounting principles, the basis for management’s accounting estimates, and the disclosures in the financial statements.

The audit committee believes strongly in the principles underlying the requirement that independent auditors maintain their independence in strict compliance with applicable independence rules. The audit committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent auditors the issue of the independent auditors’ independence from the company and management. In addition, in accordance with the SEC’s auditor independence requirements, the audit committee has considered whether the independent auditors’ provision of non-audit services to the company is compatible with maintaining the independence of the independent auditors and has concluded that it is.

Based on its review of the audited financial statements and the various discussions noted above, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2009.

Respectfully submitted by the audit committee,

John P. Frazee, Jr.
H. Laurance Fuller (until March, 2009)
Barbara A. Klein
Steven V. Wilkinson, Chairman

COMPENSATION DISCUSSION AND ANALYSIS

In this section, we discuss and analyze our executive officer compensation program and how we compensated each of our named executive officers identified in the following table in fiscal year 2009. The individuals listed include our chief executive officer, chief financial officer and our three other most highly compensated executive officers based on total compensation.

Name	Title
William P. Noglows	Chairman of the Board, President and Chief Executive Officer
William S. Johnson	Vice President and Chief Financial Officer
Clifford L. Spiro	Vice President, Research and Development
Adam F. Weisman	Vice President, Business Operations
Daniel S. Wobby	Vice President, Global Sales

Overview

General.  Our executive compensation program is administered by the compensation committee of our board of directors, which is composed solely of independent directors. The compensation committee is responsible for determining the level of compensation paid to our named executive officers and our other executive officers, including determining awards under and administering the 2000 Equity Incentive Plan. The compensation committee is also responsible for reviewing and establishing all other executive officer compensation programs and plans that we may adopt from time to time. During and for fiscal year 2009, the compensation committee made all decisions pertaining to the compensation of our named executive officers and our other executive officers. The compensation committee also reviewed and approved the methodology used for compensation of our general employee population. Our chief executive officer is neither present for voting or deliberation on, nor votes upon decisions relating to, his compensation. In addition, our chief executive officer does not vote upon decisions related to the compensation of our other executive officers. Although our chief executive officer evaluates the performance of our other executive officers, including the named executive officers, discusses the compensation and mix and forms of compensation of the other executive officers with the compensation committee’s compensation consultant and with the committee, and makes recommendations to the committee with respect to the compensation of the other executive officers, the committee makes all final decisions regarding the executive officers’ compensation. Also, our chief financial officer, who also has responsibility for our human resources function, and his human resources staff, support the compensation committee in its work by providing input and recommendations on the overall mix and forms of executive officer compensation, and discusses such matters with the committee’s compensation consultant, as directed by the compensation committee. Our chief financial officer and human resources staff do not make decisions regarding the amount of compensation for our named executive officers or other executive officers, and are not present for voting or deliberation on, any such matters.

Compensation Policy and Overall Objectives.  In determining the amount and composition of executive officer compensation, the committee’s goal is to provide compensation that will enable us to:

•	attract and retain talented executives,

•	align compensation with business objectives and performance, and

•	link the interests of our executive officers to the interests of our stockholders.

In general, executive officers, including our Chairman, President and Chief Executive Officer and our other named executive officers, are eligible for, and participate in, our compensation and benefits programs according to the same general terms as those available to all of our employees. For example, the terms and conditions of our annual equity incentive awards under the 2000 Equity Incentive Plan are the same for our executive officers as they are for our other employees. Similarly, the health and welfare benefit programs are the same for all of our employees, including our named executive officers and other executive officers; all executive officers participate in the same ESPP, 401(k) Plan and Supplemental Plan, according to the same terms, as all of our employees. Aside from the change-in-control severance protection agreements with our named executive officers and other executive officers, and employment agreements with Mr. Noglows and Dr. Spiro, all of which are described in greater detail in the “Executive Compensation” section below, we do not have post-termination of service agreements with our executive officers. Our executive officers are eligible to participate in our Executive Officer Deposit Share Program, under which they are entitled to voluntarily use all or a portion of their after-tax bonus compensation to purchase, at fair market value, shares of restricted stock awarded under the 2000 Equity Incentive Plan. These shares are retained on deposit with us until the third anniversary of the date of deposit (“deposit shares”), and our company matches the deposit with a restricted stock grant equal to 50% of the shares deposited by the participant (“award shares”) subject to certain terms and conditions, as described in greater detail below.

Competitive Compensation and Benchmarking.  The compensation committee believes that each element of the compensation program should target compensation levels that take into account current market practices. Offering market-comparable pay opportunities allows us to maintain a stable, successful management team. Our direct competitors in our core business of developing, manufacturing, and selling chemical mechanical planarization (“CMP”) slurries and pads are not stand-alone publicly-traded entities; therefore, our market for compensation comparison purposes is comprised of a group of companies that develop, manufacture, supply or use a variety of semiconductor products and processes, including companies that have similar revenue levels, market capitalizations, employment levels and geographic presence. The compensation committee considers changes to the composition of this group from time-to-time based on changes in our or others’ business, and during fiscal year 2008, for the first time in approximately three years, revised the group based on recommendations made by the compensation committee’s outside compensation consultant, W.T. Haigh & Company, Inc. This current group, which the compensation committee first used as of the end of fiscal year 2008 to consider benchmarks for fiscal year 2008 annual cash bonuses, and fiscal year 2009 base salaries, annual cash bonus targets, and long term equity incentive awards, and has used since then for all comparison purposes, including fiscal year 2009 annual cash bonuses and fiscal year 2010 base salaries, annual cash bonus targets and long term equity incentive awards, is comprised of the following companies:

Advanced Energy Industries	II-VI, Inc.
Atheros Communications	Integrated Device Technology, Inc.
ATMI, Inc.	Mattson Technology, Inc.
Axcelis Technologies, Inc.	Micrel Semiconductor, Inc.
Brooks Automation, Inc.	Photronics, Inc.
Ceradyne, Inc.	PMC Sierra, Inc.
Cognex Corporation	QLogic Corporation
Coherent, Inc.	Semtech Corporation
Cree, Inc.	Standard Microsystems
Cymer, Inc.	Tessera Technologies, Inc.
Electro Scientific	Triquint Semiconductor, Inc.
Entegris, Inc.	Varian Semiconductor Equipment Associates, Inc.
FormFactor, Inc.	Veeco Instruments, Inc.

In evaluating the comparison group for compensation purposes, the compensation committee, in consultation with an outside compensation consultant hired by the committee, currently W.T. Haigh & Company, Inc., exercises its discretion and makes its judgment regarding executive officer compensation matters after considering all relevant factors. In general, it is the goal of the compensation committee that each element of compensation and total compensation for our named executive officers and our other executive officers fall within the 50th to 75th percentile for comparable positions within the comparison group. However, a direct correlation may not always exist between the roles and responsibilities of each of our executive officers and those of the position that appears to best correspond to such individual at companies within the comparison group. In addition, a direct correlation may not always exist between the relevant time period of evaluation given that the fiscal year end of companies within the comparison group is in most cases different from the company’s fiscal year end of September 30, thereby making direct or any comparison difficult, especially when, as in the company’s fiscal year 2009 and in the comparison group’s fiscal year 2008 and fiscal year 2009, significant macro-economic factors materially affect business performance and may affect business performance and therefore, compensation, differently and at different times to the company and to the companies within the comparison group.

Elements of Compensation

The key elements of our compensation program for our named executive officers and other executive officers are:

•	base salary,

•	annual cash bonuses, and

•	long-term equity incentives.

In addition, we provide our named executive officers and other executive officers with:

•	change in control severance protection agreements, and in some limited circumstances post-termination agreements, and

•	the same retirement and other benefits provided to our employees generally.

Descriptions of these elements and the reasons we provide them to our named executive officers and other executive officers are provided in the following table:

Element	Description	Reason Provided
Base Salary	Fixed amount paid in cash twice per month, as for all of our employees.	As for all of our employees, provides named executive officers with a steady, predictable amount of fixed income with merit increases from time-to-time (if provided, usually effective on January 1 of the next calendar year) based on performance and market comparisons.
Annual Cash Bonuses (Annual Incentive Program)	Cash payment made within 75 days following completion of fiscal year depending on company and individual performance, as for all of our employees.	As for all of our employees, aligns compensation with business objectives and performance by communicating goals and motivating individuals to achieve these goals, and rewarding performance actually achieved.
Long-Term Equity Incentives (2000 Equity Incentive Plan)	Restricted Stock Awards (Initial, Annual and Deposit Share Program) and Stock Option Grants (Initial, Annual).	As for all of our employees who receive awards pursuant to our equity incentive plan, “at risk” nature of equity awards links interests with those of our stockholders;
Provides ongoing retention mechanism over vesting periods.
Change in Control Severance Protection Benefits for Executive Officers and other Key Employees	Salary and other benefits paid if terminated within a certain period of time pursuant to a Change in Control of our company (three years’ for Chief Executive Officer; two years’ for other Executive Officers other than Principal Accounting Officer; one year for Key Employees and Principal Accounting Officer).	Assures company of dedicated executive and key employee team, notwithstanding the possibility, threat or occurrence of a change in control; Provides for continuity of executive management and key employees in the event of an actual or threatened change in control.
Retirement and other Benefits	401(k) savings plan, Supplemental Plan, basic life and disability insurance and limited perquisites, as for all of our employees.	Represents market practice and competitive factors; Broad-based programs for all employees.

Each of these elements is also addressed separately below. In determining compensation for executive officers, the compensation committee considers all elements of an executive officer’s total compensation package in comparison to current market practices, including change in control arrangements, ability to participate in savings plans and other benefits. On at least an annual basis, the compensation committee considers the base salary, annual cash bonus, and long-term equity incentive elements, and balance among each of these elements, of each executive officer’s overall compensation.

Base Salaries.  The compensation committee regularly reviews each executive officer’s base salary. Base salaries for executive officers are initially determined by evaluating the executive officers’ levels of responsibility, prior experience, breadth of knowledge, internal equity issues and external compensation practices, with particular reference to the comparison group of companies. Increases to base salaries are driven primarily by performance and current market practices, and evaluated by the compensation committee based on sustained levels of contribution to the company in the context of our performance-based management process. In the past several years, depending on the level of performance of the company and each executive officer, this generally has meant base salaries in the 50th to 75th percentile of the salary ranges of similarly positioned executive officers in the comparison group of companies. The significant adverse global economic conditions of fiscal year 2009 served as a primary factor for consideration by the compensation committee with respect to changes to base salary for both fiscal year 2009 (effective as of January 1, 2009), and fiscal year 2010 (effective as of January 1, 2010).

The factors the compensation committee considers in determining base salary levels are not assigned specific weights. Rather, the compensation committee reviews all of the factors and makes base pay determinations that reflect the compensation committee’s analysis of the aggregate impact of these factors. Following fiscal year 2007 and upon review of each executive officer’s performance in the fiscal year and compensation, the compensation committee, in considering merit salary increases to be effective January 1, 2008 for the calendar year, increased our named executive officers’ base salaries in the range of 4% to 8% to remain competitive within our peer group. Following fiscal year 2008 and upon review of each executive officer’s performance in the fiscal year and compensation, the compensation committee, in considering merit salary increases to be effective January 1, 2009 for the calendar year, approved an increase to our named executive officers’ base salaries of approximately 3% to remain competitive within our peer group. However, the compensation committee also instructed Mr. Noglows that, in light of the significant adverse global economic conditions that were beginning to affect our business, if Mr. Noglows chose to reduce the base salary merit increase percentage for the general employee population by 1% as he had discussed with the committee, the committee approved in advance Mr. Noglows’ extension of the same percentage point reduction in approved base salary increase for all of the executive officers, including himself and all of the other named executive officers. Given the growing global economic downturn, Mr. Noglows declined the entire base salary increase of 3% that the compensation committee had approved for him for 2009, and retained his own base salary at its 2008 level of $545,000. He also made the decision to reduce the January 1, 2009 base salary merit increase percentage for the general employee population and all executive officers, including the other named executive officers, by 1%, as discussed with the compensation committee, which resulted in an increase to our named executive officers’ base salaries of approximately 2%. Following fiscal year 2009 and upon review of each executive officer’s performance in the fiscal year and compensation, as well as the macroeconomic environment of the past fiscal year, the compensation committee, in considering merit salary increases to be effective January 1, 2010 for the calendar year, approved an increase to our named executive officers’ base salaries of approximately 2.5%, with the exception of Mr. Wobby, whose base salary was increased by 4.5% to more align his base salary with those of his internal peers, remain competitive within our peer group of companies, and to reflect his performance in fiscal year 2009. The resulting base salaries for 2010, 2009, and 2008 are as follows:

Name	2010 Base Salary	2009 Base Salary	2008 Base Salary
William P. Noglows	$559,000	$545,000	$545,000
William S. Johnson	$348,000	$339,500	$332,800
Clifford L. Spiro	$312,500	$304,900	$298,900
Adam F. Weisman	$326,200	$318,200	$312,000
Daniel S. Wobby	$299,300	$286,400	$280,800

Annual Cash Bonuses.  All of the company’s employees are eligible to participate in the company’s cash bonus program, which is called our Annual Incentive Program, with executive officer, including named executive officer, bonuses, if any, determined by the compensation committee. As with all employees, executive officers’ opportunities to earn annual cash bonuses correspond to the degree to which our company achieves the annually-established goals. The compensation committee believes that a cash bonus program allows us to communicate specific goals that are of primary importance during each year and motivates executive officers to achieve these goals.

Performance-Based Management Program and Company Performance Objectives: At the beginning of each fiscal year, the compensation committee and board of directors establish specific performance goals for the company in accordance with our performance-based management process. These objectives are set to reflect the key elements of our annual plan and budget, and provide a common platform for our initiatives for the year. Throughout the year, our senior management periodically reviews the company’s progress in achieving these goals with our board of directors and compensation committee. In December, 2008, the board of directors and compensation committee approved our Fiscal Year 2009 Company Performance Objectives, which also served as our Performance Goals for the purposes of our Annual Incentive Program. As in prior years, the fiscal year 2009 Annual Incentive Program Performance Goals were chosen to encourage a particular and enhanced focus on certain aspects of our company’s business strategy and objectives for all of our employees, including our named executive officers and other executive officers, and for which all of our executive officers collectively have responsibility for influencing and driving. The fiscal year 2009 Annual Incentive Program Performance Goals were set when the possible extent and severity of the significant adverse impact of the global economic dislocation was just beginning to be experienced by our company.

The board of directors and compensation committee selected as our Fiscal Year 2009 Company Performance Objectives and Annual Incentive Program Performance Goals financial measures that are consistent with those used by the investment community to evaluate the performance of our company, and which would be appropriate goals by which to incent the ongoing balanced performance of the company and its employees, including its executive officers, across all of its operational units, and in an extremely challenging economic environment. The Fiscal Year 2009 Company Performance Objectives and Annual Incentive Program Performance Goals with corresponding Measures for evaluating attainment of such, were as follows:

Fiscal Year 2009 Company Performance Objectives:

Fiscal Year 2009 Annual Incentive Program Performance Goals (with corresponding Measures):

•	Earnings Per Share (Earnings Per Share);

•	Earnings Before Interest and Taxes (Earnings Before Interest and Taxes, as a percentage of revenue);

•	Gross Margin (Gross Profit, as a percentage of revenue);

•	Revenue (Revenue); and

•	Net Cash from Operations Less Capital Additions (Net Cash from Operations Less Capital Additions).

Performance Goals, Bonus Pool and Bonus Calculation: As in prior years, in fiscal year 2009, achievement of the noted five Fiscal Year 2009 Annual Incentive Program Performance Goals served as the mechanism by which the company determined the amount of funding for our Annual Incentive Program Bonus Pool (“AIP Bonus Pool”), which is approved by the compensation committee for all employees, including our named executive officers and other executive officers.

To determine the funding of the AIP Bonus Pool, the performance goals generally are weighted, based on their relative importance to achieving the company’s overall goals. Then, for each performance goal, “threshold”, “target” and “stretch” metrics, or levels, of performance are established. Because each year our performance goals are set to reflect the key objectives of our annual plan and budget, the “threshold”, “target” and “stretch” metrics for each goal are designed to reflect increasing levels of difficulty, improvement, and motivation in achieving each level. As part of our senior management’s periodic review throughout the year of our progress in meeting our Company Performance Objectives and Annual Incentive Program Performance Goals with the compensation committee and board of directors, performance is discussed against a particular goal’s “threshold”, “target” and “stretch” levels.

The specific “threshold,” “target,” and “stretch” metrics related to the Annual Incentive Program Performance Goals noted above are omitted from this discussion because disclosure of such metrics would result in competitive harm to the company because these metrics reflect our specific business strategies, financial objectives, and proprietary commercialization, operations and marketing plans. We are the global leader in CMP slurries, and developing complementary businesses both within and outside of the CMP consumables market, and our direct competitors in our core business of developing, manufacturing, and selling CMP slurries and pads, aggressively follow and seek the competitive details of our business. Our direct competitors are comprised of United States as well as foreign entities. In addition, our competitors are not stand-alone publicly-traded entities; rather, they are either privately-held entities or divisions or functions within divisions of large publicly-held companies. Thus, these competitors are not subject to the same public company disclosure requirements and disclosure of the specific metrics related to our Company Performance Objectives and Annual Incentive Program Performance Goals would place the company at a relative competitive disadvantage.

The “threshold” level of performance for a particular performance goal represents the lowest level of performance for which any bonus would be earned on that goal. The “stretch” level of performance represents the level for which the maximum bonus would be earned for that particular goal, and the “target” represents the target level of performance. The actual bonus, if any, attributable to each performance goal is calculated based on the actual performance compared to these “threshold”, “target” and “stretch” performance levels, and these are added together for all the performance goals to determine the funding of the AIP Bonus Pool. In turn, the AIP Bonus Pool is allocated for payment of bonuses to employees and executive officers, including our named executive officers. For fiscal year 2009, the bonus for a particular employee or executive officer was calculated by:

i) multiplying the salary of the employee or executive officer by the bonus target level established for the particular role or band of the employee or executive officer (expressed as a percentage of the individual’s base salary, and set according to market pay practices), as described in greater detail for executive officers below;

ii) multiplied by a factor related to the overall achievement of the Annual Incentive Program Performance Goals (expressed as a percentage of the “target” level of performance); and

iii) multiplied by a factor that corresponds to an assessment of the individual performance of the employee or executive officer relative to the individual’s own performance objectives.

In addition, in certain years, in assessing the company’s overall performance and calculating the funding of the AIP Bonus Pool for all of our employees, including our named executive officers and other executive officers, the compensation committee also considers certain additional factors, such as, for example, acquisition activity, or the impact of global or other events beyond the company’s control, that may have affected our Company’s achievement of certain of the Performance Goals that the committee considered important in evaluating the company’s performance for the particular fiscal year, but that were not able to be known to the company at the time the year’s Annual Incentive Program Performance Goals and related metrics were established. In fiscal year 2009, however, the compensation committee did not consider additional factors like these in assessing the company’s overall performance and calculating the funding of the AIP Bonus Pool, given the comprehensive and material adverse effect of the global economic crisis on the company and its overall performance in fiscal year 2009.

Individual Executive Officer Bonus Target Levels and Cash Bonus Earned: As described above, actual payouts for cash bonus awards are determined by the level of performance of our company and the individual performance of each employee, including each named executive officer and other executive officers, and may be higher or lower than the established individual’s bonus target level depending upon performance relative to the pre-established goals. The compensation committee, in consultation with its outside compensation consultant, has established a bonus award target for each executive officer by evaluating factors such as external pay practices, with particular reference to the comparison group of companies (as described above, bonus award targets are established for each of our employees based on an individual’s role or level). In this regard, for fiscal year 2009 the compensation committee retained the bonus award target for each named executive officer at the same level as each individual’s bonus award target for fiscal year 2008. The bonus award targets and actual amounts earned for our named executive officers for fiscal year 2009 were as follows:

	Bonus Target (as %
Name	of Base Salary)	Bonus Target ($)	Actual Bonus Earned* ($)
William P. Noglows	100%	$545,000	$109,000
William S. Johnson	65%	$220,675	$44,100
Clifford L. Spiro	65%	$198,185	$39,600
Adam F. Weisman	65%	$206,830	$41,400
Daniel S. Wobby	55%	$157,520	$31,500

*	In assessing our company’s and executive officers’ achievement of the noted Performance Goals for purposes of the multiplier described above, the compensation committee concluded that a factor of approximately 20 percent had been achieved. In assessing each named executive officer’s individual performance for fiscal year 2009, and for purposes of the multiplier described above, the compensation committee decided upon a factor of approximately 1.00.

Fiscal Year 2010 Performance Management Program and Performance Goals. In November, 2009, the compensation committee and board of directors set our Fiscal Year 2010 Annual Incentive Program Performance Goals, generally using the process described above. These performance goals are: financial goals that include earnings per share, gross margin, total revenue, and a cash flow measure, and a business operations goal focused on achieving certain business opportunities. In approving the fiscal year 2010 Annual Incentive Program Performance Goals, the compensation committee noted that any cash bonus award amounts pursuant to the Annual Incentive Program will be determined for each participant based on levels of attainment of the indicated goals by our company, as well as the attainment of individual performance objectives, as assessed by the compensation committee using its discretion; such assessment may include consideration of macroeconomic and other factors, whether or not able to be generally foreseen, that may impact our company’s performance during fiscal year 2010.

Long-Term Equity Incentives.  Long-term equity incentives are provided to our named executive officers and other executive officers pursuant to the 2000 Equity Incentive Plan. All of the company’s employees are eligible to participate in our 2000 Equity Incentive Plan, with any and all awards to executive officers, including named executive officers, pursuant to it determined by the compensation committee. The compensation committee believes that equity-based compensation is an essential element in our overall compensation scheme. Equity-based compensation is emphasized in the design of our executive officer compensation program because it involves at-risk components of compensation that directly link our executive officers’ interests with those of our stockholders. The compensation committee, in consultation with its outside compensation consultant, evaluates the balance of equity-based compensation with the base salary and cash bonus elements of cash compensation by considering factors such as external compensation practices, with particular reference to the comparison group of companies, the ability to achieve a desired balance between cash and equity-based compensation, and the financial impact to our company of providing various kinds and amounts of equity-based compensation to our employees, including our executive officers.

Timing of Grants: Initial or “new-hire” options and restricted stock may be awarded to employees, including our executive officers, when they join the company. Thereafter, options and restricted stock may be awarded to employees, including each executive officer, annually and from time to time based on performance. To enhance retention, options and restricted stock awarded to executive officers, as with awards to all other employees, are subject to vesting restrictions that generally lapse over a four-year period. Stock option grants to executive officers, whether “new hire”, occasional, or pursuant to our annual incentive program, may only be made upon specific approval by the compensation committee, as is the case with all other forms of equity-based compensation and non-equity-based compensation for executive officers. Our stock option grant practice consistently has been that the exercise price for all of our stock option grants, including those to our executive officers, is the fair market value, as represented by the closing price, of our stock on the stock option grant date, as approved by the compensation committee. For “new hire” grants, the grant date is the first day of employment for the grant recipient; for grants made pursuant to our annual grant program or at other times in particular circumstances, the latter of which has not occurred for any of our executive officers, the grant date is the date of approval by the compensation committee or a subsequent date set by the committee in its approval. For our annual grant program, our practice for the past eight annual cycles has been that the one grant date for grants made to all employees, including all of our executive officers, occurs within the week following the compensation committee’s meeting (usually late November or early December) to consider and decide upon performance and compensation-related matters for our employees, including specific evaluations and decisions regarding each of our executive officers, such as annual cash bonuses, base salary increases, and equity-based incentive awards following the close of our fiscal year on September 30. It is our practice to set a stock option’s grant date only for a date certain on or subsequent to the date the grant is approved, and it is not our practice to set a stock option’s grant date as a date prior to the date of approval for a grant (i.e., “backdating”). In addition, it is not our practice to make stock option grants while we are in possession, or in coordination with the release, of material non-public information regarding our company. To our knowledge, we have followed our stock option grant practices throughout our history as a publicly-traded company. While we do not have any current plans to change our stock option grant practices, circumstances may arise such that we might decide it is in the best interests of our business to do so in the future.

Allocation Among Awards: Prior to our fiscal year 2007 awards and grants that the compensation committee made on December 1, 2006, as part of our annual equity incentive award program, our compensation committee had awarded only non-qualified stock option grants pursuant to our annual grant program. As permitted by the 2000 Equity Incentive Plan, on December 1, 2006, our compensation committee decided to award a blend of non-qualified stock option grants and restricted stock awards (restricted stock units for our non-United States employees) to all employees who were receiving awards on December 1, 2006, including the named executive officers and other executive officers, according to approximately a three-to-one ratio of non-qualified stock options granted to restricted stock awarded. Our compensation committee made this decision primarily to address the financial impact of the expensing of equity-based compensation required pursuant to an accounting standard issued by the Financial Accounting Standards Board (SFAS 123R) that became applicable to us as of October 1, 2005, as well as to more competitively balance the types of equity incentives being awarded to our employees pursuant to the 2000 Equity Incentive Plan. In addition, for our fiscal years 2008, 2009 and 2010 annual equity incentive award program grants, which occurred on November 30, 2007, December 1, 2008 and December 1, 2009, respectively, we continued to provide this combination of restricted stock and stock option awards for our employees, including our named executive officers. For more information regarding these awards, see Footnote no. 2 to the Grants of Plan-Based Awards table.

Size of Awards: When determining awards for individual executive officers under the 2000 Equity Incentive Plan, the compensation committee primarily considers compensation practices and equity values awarded at the comparison group of companies, as well as the executive officer’s level of current and potential future responsibility, and to some extent performance in the prior year. In determining award sizes, the compensation committee does not assign specific weights to these factors. Rather, the factors are evaluated on an aggregate basis. In addition, the compensation committee considers the overall number of units to be granted in our annual equity incentive award program to all employees with respect to consideration of our annual equity award run rate. For example, for our fiscal year 2007 annual equity incentive awards, which occurred on December 1, 2006, we reduced the overall “units” to be awarded to our employees, including our named executive officers and other executive officers, receiving such awards, relative to the fiscal year 2006 grants generally in order to reduce our overall equity award run rate, manage the financial impact of the expensing of equity-based compensation pursuant to SFAS 123R, and make our awards more consistent in number with those of peer companies; we generally maintained this overall level of awards for our fiscal year 2008 annual equity incentive awards, which occurred on November 30, 2007. As another example, for our fiscal year 2009 annual equity incentive awards, which occurred on December 1, 2008, the compensation committee, upon the advice of its compensation consultant, increased the overall “units” to be awarded to our employees, including our named executive officers and other executive officers, receiving such awards, relative to the fiscal year 2008 awards generally in order to reflect a dollar value of award delivered based upon the average recent price of our stock more consistent with that value delivered in fiscal year 2008, and with those of peer companies. Similarly, for our fiscal year 2010 annual equity incentive awards, which occurred on December 1, 2009, the compensation committee, upon the advice of its compensation consultant, decreased the overall number of “units” to be awarded to our employees, including our named executive officers and other executive officers, receiving such awards, relative to the fiscal year 2009 awards generally in order to reflect a dollar value of award delivered based upon the average recent price of our stock more consistent with the value delivered in fiscal year 2009. These fiscal year 2010 annual equity incentive awards, which occurred on December 1, 2009, are shown in the following table:

	Fiscal Year 2010
	Non-Qualified Stock	Fiscal Year 2010
Name	Option Grant	Restricted Stock Award
William P. Noglows	75,000	25,000
William S. Johnson	28,500	9,500
Clifford L. Spiro	21,900	7,300
Adam F. Weisman	21,900	7,300
Daniel S. Wobby	18,900	6,300

In general, the compensation committee has not considered any actual amounts that may have been realized from prior equity-based compensation awards in awarding subsequent equity-based compensation, or other elements of compensation. However, in considering awards under the 2000 Equity Incentive Plan to our employees, including executive officers, the compensation committee does consider whether equity-based awards that previously may have been made to them continue to fulfill the purposes of motivation and retention.

Our executive officers are also eligible to participate in the Executive Officer Deposit Share Program. See “EXECUTIVE COMPENSATION — Executive Officer Deposit Share Program,” below. While all of our executive officers have equity ownership in our company through participation in various equity-based programs such as the Employee Stock Purchase Plan, Executive Officer Deposit Share Program, and our annual equity incentive award program, we do not currently have equity-ownership requirements or guidelines for our executive officers.

Change in Control Severance Protection Benefits.  The terms and conditions of the change in control severance protection agreements with our named executive officers and the employment agreements with Mr. Noglows and Dr. Spiro are described in more detail in the section entitled “Executive Compensation” below. The board of directors and compensation committee originally determined the terms and conditions of the change in control severance protection agreements, including the severance benefit payable, and the triggering events for the payment of such severance benefit, pursuant to such agreement, in consultation with their compensation consultant and our financial and other advisors, and considered external practices at similarly situated companies regarding change in control arrangements. The board of directors and compensation committee also review the costs and benefits of the change in control severance protection agreements approximately every three years, most recently in June 2007. As a result of this review, the board of directors and compensation committee, with advice from the committee’s compensation consultant regarding market practices, determined that the cost to the company and the competitiveness of such agreements remain reasonable and appropriate. The agreements are described in more detail in the section entitled “Executive Compensation” below.

Retirement and Other Benefits.  We have adopted various employee benefit plans and arrangements for the purpose of providing compensation and employee benefits to our employees, including our executive officers. In general, the same terms apply to all of our employees, including our executive officers. These plans and arrangements include our 2000 Equity Incentive Plan, Employee Stock Purchase Plan, the 401(k) Plan, and the Supplemental Plan.

CEO Compensation

When Mr. Noglows joined our company in fiscal year 2004, the compensation committee, in consultation with outside advisors hired by the committee, used the executive compensation practices described above to determine the terms of Mr. Noglows’ employment offer and initial compensation, comprised of base salary, cash bonus and equity-based compensation elements, which are part of Mr. Noglows’ employment agreement with our company, as described in greater detail in the section entitled “Executive Compensation” below. As part of the agreement and his joining the company, Mr. Noglows also entered into a change-in-control severance protection agreement and became eligible for the reimbursement of certain relocation and other expenses, all of which are described in greater detail in the section entitled “Executive Compensation” below.

Upon completion of fiscal year 2009, the compensation committee, in consultation with the compensation committee’s outside compensation consultant, used the executive compensation practices described above, including the performance goals established by the committee, to determine Mr. Noglows’ compensation, composed of a cash bonus for fiscal year 2009, and a non-qualified stock option grant and a restricted stock award as part of the annual equity incentive award cycle for which all employees were eligible. In addition, in setting both the cash-based and equity-based elements of Mr. Noglows’ compensation, the compensation committee made an overall assessment of Mr. Noglows’ leadership in achieving the company’s long-term and short-term strategic, operational and business goals. This included a favorable review of his overall performance in leading the company, especially in the midst of one of the most severe economic dislocations in recent history, while at the same time strategically advancing the company through actions such as the successful negotiation, close and integration of a cross-border acquisition in Taiwan on schedule, and the ongoing successful growth of our polishing pads business, including the implementation of a polishing pads facility at a strategic customer, as well as a desire to keep his compensation competitive within our peer group and equitable and consistent compared to our other executive officers. In addition to these factors, Mr. Noglows’ cash bonus award for fiscal year 2009 reflected the company’s performance against certain financial and other objectives in fiscal year 2009, and the aspects of the overall pre-established goals for fiscal year 2009 that were met, all of which were materially adversely affected by the severe macroeconomic environment, as assessed by the compensation committee, using its discretion. These goals are described in greater detail above. Based upon all of these criteria, which included the compensation committee’s assessment of the company’s and Mr. Noglows’ performance in various respects in fiscal year 2009 as compared with fiscal year 2008, the compensation committee awarded Mr. Noglows $109,000 as a cash bonus for fiscal year 2009, and increased his annual base salary to $559,000, effective January 1, 2010. Mr. Noglows’ fiscal year 2009 cash bonus of $109,000, together with his $545,000 base salary paid during fiscal year 2009, resulted in total cash compensation to Mr. Noglows for fiscal year 2009 of $654,000; this was $409,750 less than the $1,063,750 in total cash compensation that Mr. Noglows received for fiscal year 2008. In addition, as noted above and as reported in Footnote no. 2 to the 2009 Grants of Plan-Based Awards table that follows, on December 1, 2009, the compensation committee awarded Mr. Noglows equity-based compensation in the form of: (i) non-qualified stock options to purchase an aggregate of 75,000 shares of the company’s common stock that vest in equal increments upon each anniversary over four years and have a term of ten years that expires December 1, 2019, at an exercise price of $31.11, which was the closing price of our stock on the grant date; and (ii) 25,000 shares of restricted stock with a fair market value based on the closing price of our stock on the award date of $31.11 per share that lapse in equal increments upon each anniversary over four years. Aside from the number of options granted and restricted stock awarded, the terms and conditions of this option grant and restricted stock award are the same as those for grants and awards made to our other employees, including those that provide that any options that are not vested and restricted stock on which restrictions have not lapsed at the time of termination of employment are forfeited. Because these equity awards were made after the completion of fiscal year 2009, they are reported in the referenced footnote and not specifically reported in the compensation tables that follow.

As noted above, the compensation committee and the board of directors reviews on a periodic basis the hypothetical costs to the company of Mr. Noglows’ change-in-control severance protection agreement, and those of the company’s other executive officers and key employees who have such agreements.

Regulatory and Other Factors

Internal Revenue Code Section 162(m).  As one of the factors in its review of compensation matters, the committee considers the anticipated tax treatment to our company and to our executives of various payments and benefits. The deductibility of some types of compensation payments depends upon the timing of an executive’s vesting or exercise of previously granted rights. Furthermore, interpretations of and changes in the tax laws and other factors beyond the compensation committee’s control also affect the deductibility of compensation. For these and other reasons, the compensation committee will not necessarily limit executive compensation to that deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended. The compensation committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives. At our annual meeting of stockholders held in March 2004, our 2000 Equity Incentive Plan was submitted to our stockholders for approval, and our stockholders approved the plan. The 2000 Equity Incentive Plan’s predecessor plan, the Amended and Restated Cabot Microelectronics Corporation 2000 Equity Incentive Plan, previously had been approved by our stockholders in March 2001. The 2000 Equity Incentive Plan is intended to qualify certain compensation awarded under that plan for tax deductibility under Section 162(m).

Other Factors.  As described above, our compensation committee began the use of awards of restricted stock in addition to grants of non-qualified stock options primarily to address the financial impact of the expensing of equity-based compensation required under SFAS 123R. In addition, the company has intended for its non-qualified deferred compensation plans and other plans and agreements subject to the requirements of Internal Revenue Code Section 409A to be in compliance with such requirements.

COMPENSATION COMMITTEE REPORT

The following report of the compensation committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this report by reference therein.

The compensation committee of the board of directors has reviewed and discussed the Compensation Discussion and Analysis with our company’s management, and based on the review and discussions, the compensation committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and the company’s annual report on Form 10-K for the fiscal year ended September 30, 2009.

Submitted by the compensation committee,

Robert J. Birgeneau
H. Laurance Fuller, Chairman
Edward J. Mooney
Bailing Xia

EXECUTIVE COMPENSATION

The following tables set forth certain compensation information for our Chief Executive Officer, Chief Financial Officer, and three other most highly compensated executive officers of the company (collectively the “named executive officers”) for the fiscal years ended September 30, 2009, September 30, 2008 and September 30, 2007.

Summary Compensation Table

						All Other
Name and Principal		Salary	Bonus	Stock Awards	Option Awards	Compen-	Total Compen-
Position	Year	($)	($)(1)	($)(2),(3)	($)(3)	sation ($)(4)	sation ($)
William P. Noglows	2009	545,000	109,000	471,963	1,503,822	66,376	2,696,161
President and Chief	2008	538,750	525,000	313,997	2,447,190	68,309	3,893,246
Executive Officer	2007	520,000	470,000	154,049	2,197,517	62,075	3,403,641

William S. Johnson	2009	337,825	44,100	216,483	656,203	26,821	1,281,432
Vice President and	2008	329,600	203,300	149,028	877,518	34,892	1,594,338
Chief Financial Officer	2007	320,000	234,400	66,109	752,467	30,944	1,403,920

Clifford L. Spiro	2009	303,400	39,600	192,794	673,128	22,981	1,231,903
Vice President, Research	2008	294,175	156,500	152,037	913,838	30,755	1,547,305
and Development	2007	280,000	156,400	93,042	806,378	28,780	1,364,600

Adam F. Weisman	2009	316,650	41,400	194,501	611,630	24,386	1,188,567
Vice President,	2008	309,000	181,500	135,917	912,180	31,042	1,569,639
Business Operations	2007	296,250	167,500	64,566	884,125	29,283	1,441,724

Daniel S. Wobby	2009	285,000	31,500	191,279	573,472	46,523	1,127,774
Vice President,	2008	275,600	145,100	130,774	682,870	1,201,251	2,435,595
Global Sales	2007	257,500	148,500	67,901	598,683	461,623	1,534,207

(1)	Certain amounts in the “Bonus” column were used to purchase “deposit shares” of restricted stock under our Executive Officer Deposit Share Program after the end of the 2007 fiscal year on December 12, 2007, after the end of the 2008 fiscal year on December 10, 2008 and after the end of the 2009 fiscal year on December 9, 2009. See footnote 2 below for more details.

(2)	Certain amounts in the Stock Awards column correspond to matching grants of “award shares” of restricted stock made pursuant to our Executive Officer Deposit Share Program, which is described in more detail below. Under this program, our executive officers are entitled to voluntarily use all or a portion of their after-tax bonus compensation to purchase at fair market value shares of restricted stock awarded under the 2000 Equity Incentive Plan. These shares are retained on deposit with us until the third anniversary of the date of deposit (“deposit shares”), and our company matches the deposit with a restricted stock grant equal to 50% of the shares deposited by the participant (“award shares”). If the participant is employed by our company on the third anniversary of the deposit date and the deposit shares have remained on deposit with us through such date, the restrictions on the award shares will lapse. This column does not include deposit shares as these amounts were purchased by the participant after-tax from amounts that were already disclosed in the “Bonus” column. This column does include award share grants made pursuant to this program. On December 12, 2007, Mr. Noglows, Mr. Johnson, and Mr. Wobby participated in the Executive Officer Deposit Share Program receiving 542, 339, and 542 respective award shares on deposit under the program with a fair market value based on the closing price of our stock on the award date of $36.84 per share. The restrictions on these award shares will lapse on December 12, 2010 if the executive is employed by us at that time and the corresponding deposit shares have remained on deposit with us through such date. Mr. Noglows, Mr. Johnson and Mr. Wobby purchased, respectively, 1,085, 678, and 1,085 deposit shares related to these award shares after-tax from amounts that are disclosed in the “Bonus” column above. On December 10, 2008, Mr. Noglows, Mr. Johnson and Mr. Wobby participated in the Deposit Share Program receiving 814, 712, and 814 respective award shares on deposit under the program with a fair market value based on the closing price of our stock on the award date of $24.55 per share. The restrictions on these award shares will lapse on December 10, 2011 if the participant is employed by us at that time and the corresponding deposit shares have remained on deposit with us through such date.

Mr. Noglows, Mr. Johnson and Mr. Wobby purchased, respectively, 1,629, 1,425, and 1,629 deposit shares related to these award shares after-tax from amounts that are disclosed in the “Bonus” column above.

These amounts do not include award share grants made pursuant to our Executive Officer Deposit Share Program to certain of our named executive officers after the end of fiscal year 2009. On December 9, 2009, Mr. Johnson and Mr. Wobby participated in the Deposit Share Program receiving 396 and 317 respective award shares on deposit under the program with a fair market value based on the closing price of our stock on the award date of $31.50 per share. The restrictions on these award shares will lapse on December 9, 2012 if the participant is employed by us at that time and the corresponding deposit shares have remained on deposit with us through such date. Mr. Johnson and Mr. Wobby purchased, respectively, 793 and 634 deposit shares related to these award shares after-tax from amounts that are disclosed in the “Bonus” column above.

(3)	The amounts in the column headed “Stock Awards” represent the dollar amount of equity compensation cost recognized for financial reporting purposes in fiscal years 2009, 2008 and 2007, computed in accordance with SFAS 123R, excluding the impact of estimated forfeitures for service-based vesting conditions. For restricted stock awards, the fair value is calculated using the closing price of our common stock on the grant date. The actual value realized by a named executive officer related to stock awards will depend on the market value of our common stock on the date the stock is sold.

The amounts in the column headed “Option Awards” represent the dollar amount of equity compensation cost recognized for financial reporting purposes in fiscal years 2009, 2008 and 2007, computed in accordance with SFAS 123R, excluding the impact of estimated forfeitures for service-based vesting conditions. See Note 12 of Notes to Consolidated Financial Statements included in Item 8 of Part II of our Annual Report on Form 10-K for fiscal year 2009 for a description of the assumptions used in that computation. The actual value realized by a named executive officer related to option awards will depend on the difference between the market value of our common stock on the date the option is exercised and the exercise price of the option.

During fiscal years 2009, 2008 and 2007, no awards to any of our named executive officers were adjusted, modified or cancelled (forfeited).

(4)	These figures reflect (i) airline club membership fees for fiscal year 2009 in the amount of $350 for Mr. Noglows, $450 for Mr. Johnson and $600 for Mr. Wobby; (ii) business club membership fees for fiscal year 2009 in the amount of $6,200 for Mr. Noglows; (iii) the payment of financial planning fees of $10,000 on behalf of Mr. Noglows in fiscal year 2009, as per the terms of his employment agreement; and (iv) the payment or reimbursement of fees related to Mr. Wobby’s service as an expatriate employee of the company in Singapore through June, 2008. Mr. Wobby’s expatriate fees include: a) cost of living differential of $69,945 and $56,364 in fiscal years 2007 and 2008, respectively; b) income tax gross-ups of $133,337 and $866,270 in fiscal years 2007 and 2008, respectively, including $648,197 in fiscal year 2008 related to Singapore income taxes on the deemed exercise of stock options and unvested restricted stock shares granted to Mr. Wobby during his service in Singapore, as required by Singapore law; c) housing-related expenses of $120,335, $118,390 and $2,444 in fiscal years 2007, 2008 and 2009, respectively; d) travel and transportation expenses of $61,444, $60,872 and $787 in fiscal years 2007, 2008 and 2009, respectively; e) dependent education expenses of $35,957, $21,961 and $668 in fiscal years 2007, 2008 and 2009, respectively; and f) relocation and other miscellaneous expenses of $10,585, $51,833 and $20,780 in fiscal years 2007, 2008 and 2009, respectively. With respect to such expatriate fees, please note that amounts in the All Other Compensation column for Mr. Wobby for fiscal years 2008 and 2007 are to the best of the company’s knowledge.

The information in this column also includes contributions (both “matching” and “safe-harbor”) made by us to our tax-qualified savings plan (the “401(k) Plan”) and accruals under our non-qualified supplemental savings plan (the “Supplemental Plan”) according to the standard terms of each of these plans as applied to all of our employees, including our executive officers. For the 401(k) Plan, this means that we contribute the equivalent of 4% of each employee’s eligible compensation (up to the I.R.S. eligible compensation limit) to the plan on the employee’s behalf, regardless of whether the employee makes a contribution to the plan (“’safe-harbor contribution”). In addition, until April 1, 2009, we made a matching contribution on the employee’s behalf of 100% of the first 4%, and 50% of the next 2%, that the employee contributes to the 401(k) Plan (“matching contribution”); in light of the severe economic downturn and its impact on our company in fiscal year 2009, on April 1, 2009, our board of directors amended the 401(k) Plan to remove the matching contribution as a cost-

savings measure. Given the relative recovery from the severe economic downturn, and in the interests of assisting our employees in saving for retirement, as of January 1, 2010, the board of directors amended the 401(k) Plan to reinstate the matching contribution. With respect to the Supplemental Plan, which applies to all employees, including our executive officers, at such time as they reach the I.R.S. eligible compensation limit, while employees are presently not able to make contributions to the plan, we continue to make the safe-harbor contribution of the equivalent of 4% of each employee’s eligible compensation (over the I.R.S. eligible compensation limit) to the Supplemental Plan on the employee’s behalf. For fiscal year 2009, contributions as such to the 401(k) Plan and the Supplemental Plan on behalf of the named executive officers were made in the following amounts:

Name	401(k) Plan	Supplemental Plan

Mr. Noglows	$16,343	$33,000
Mr. Johnson	$14,044	$11,845
Dr. Spiro	$13,483	$9,016
Mr. Weisman	$13,523	$10,380
Mr. Wobby	$12,948	$7,836

In fiscal year 2009, we provided each of our named executive officers with basic life insurance and accidental death and dismemberment insurance coverage that was provided on the same basis to all of our employees. There is no cash surrender value associated with this insurance coverage. The value paid for this coverage attributable to each named executive officer (Mr. Noglows, $482; Mr. Johnson, $482; Dr. Spiro, $482; Mr. Weisman, $482; Mr. Wobby, $459) is also reflected in the column headed “All Other Compensation” for fiscal year 2009.

Employment Agreements

On November 2, 2003, we entered into an employment agreement with Mr. Noglows to become our Chairman, President and Chief Executive Officer. Pursuant to this employment agreement, among other terms, we agreed to pay Mr. Noglows an annual base salary of $450,000 and a cash bonus for fiscal year 2004 that would not be less than $160,000, following the end of fiscal year 2004. Mr. Noglows’ agreement provides that following the close of each fiscal year, beginning with the end of fiscal year 2004, the compensation committee of the board of directors will meet to consider an increase in Mr. Noglows’ annual base salary in accordance with its normal practices, and the compensation committee has done so, as described in more detail above; for 2008, the compensation committee set Mr. Noglows’ base salary at $545,000, as described above, for 2009 Mr. Noglows declined any increase to his base salary and instead retained it at $545,000, despite the fact that the compensation committee had approved an increase of 3% to his base salary for 2009, and for 2010, the compensation committee has set his salary at $559,000. The employment agreement also provided the grant of an option to purchase 250,000 shares of our common stock with an exercise price of $55.37, vesting in four equal annual installments on each subsequent anniversary of November 3, 2003, his first date of employment, and an expiration of November 3, 2013. We also agreed to provide Mr. Noglows with certain relocation and other reimbursements and to allow Mr. Noglows to utilize first-class air travel while he is employed by us.

On November 13, 2003, we entered into an employment agreement with Dr. Spiro to become our Vice President, Research & Development. Pursuant to this agreement, among other terms, we agreed to pay Dr. Spiro an annual base salary of $225,000. Dr. Spiro’s agreement states that annual reviews by the compensation committee of the board of directors with respect to any future salary adjustments are usually held in the quarter following the close of our fiscal year; for 2008, the compensation committee set his salary at $299,000, for 2009, the compensation committee set his salary at $304,900, and for 2010, the compensation committee has set his salary at $312,500. Dr. Spiro’s agreement also provided for the grant of an option to purchase 50,000 shares of our common stock, vesting in four equal annual installments on each subsequent anniversary of Dr. Spiro’s first day of employment, December 1, 2003. Dr. Spiro’s employment agreement provides that he is eligible to participate in our annual cash incentive program with a target of 45% of base salary, which, as described in greater detail above, has been raised by the compensation committee to be a target of 65% of base salary.

Standard Employee Benefits

We have adopted various employee benefit plans and arrangements for the purpose of providing compensation and employee benefits to our employees, including our named executive officers and our other executive officers. In general, the same terms apply to all of our employees, including our named executive officers and our other executive officers. These plans and arrangements include the 2000 Equity Incentive Plan, the Employee Stock Purchase Plan, the 401(k) Plan, and Supplemental Plan.

2009 GRANTS OF PLAN-BASED AWARDS

The following table shows all awards granted to the named executive officers during the fiscal year ended September 30, 2009 pursuant to the 2000 Equity Incentive Plan.

		All Other	All Other
		Stock	Option
		Awards:	Awards:		Grant Date Fair
		Number of	Number of	Exercise or	Value of Stock
		Shares of	Securities	Base Price of	and Option
	Grant	Stock or	Underlying	Option Awards	Awards(3)
Name	Date	Units(1)(#)	Options(2)(#)	($/Sh)	($)
William P. Noglows	12/1/08	27,000	—	—	626,670
	12/1/08	—	81,000	23.21	971,911
	12/10/08	814	—	—	19,984

William S. Johnson	12/1/08	10,700	—	—	248,347
	12/1/08	—	32,200	23.21	386,365
	12/10/08	712	—	—	17,480

Clifford L. Spiro	12/1/08	8,600	—	—	199,606
	12/1/08	—	26,000	23.21	311,971

Adam F. Weisman	12/1/08	9,700	—	—	225,137
	12/1/08	—	29,000	23.21	347,968

Daniel S. Wobby	12/1/08	9,300	—	—	215,853
	12/1/08	—	28,000	23.21	325,716
	12/10/08	814	—	—	19,984

(1)	The awards in this column that correspond to a Grant Date of December 10, 2008 reflect the matching grants of “award shares” of restricted stock made under our 2000 Equity Incentive Plan pursuant to our Executive Officer Deposit Share Program, which is described in more detail below. This column does not include deposit shares as these amounts were purchased by the participant from after-tax bonus compensation already disclosed in the “Bonus” column of our Summary Compensation Table of our 2009 Proxy Statement. As shown, on December 10, 2008, Mr. Noglows, Mr. Johnson and Mr. Wobby participated in the Deposit Share Plan receiving 814, 712, and 814 respective award shares on deposit under the program with a fair market value based on the closing price of our stock on the award date of $24.55 per share. The restrictions on these award shares will lapse on December 10, 2011 if the participant is employed by us at that time and the corresponding deposit shares have remained on deposit with us through such date.

The amounts in this column do not include award share grants made pursuant to our Executive Officer Deposit Share Program to certain of our named executive officers after the end of fiscal year 2009. On December 9, 2009, Mr. Johnson and Mr. Wobby participated in the Deposit Share Plan receiving 396 and 317 respective award shares on deposit under the program with a fair market value based on the closing price of our stock on the award date of $31.50 per share. The restrictions on these award shares will lapse on December 9, 2012 if the participant is employed by us at that time and the corresponding deposit shares have remained on deposit with us through such date.

These amounts in this column do not include restricted shares awarded to our named executive officers after the end of fiscal year 2009. On December 1, 2009, as part of our annual equity incentive award program, we awarded restricted shares to our named executive officers with a fair market value based on the closing price of our stock on the award date of $31.11 per share that lapse in equal increments upon each anniversary over four years, in the amounts set forth in the table below:

Name	Restricted Stock Award

Mr. Noglows	25,000
Mr. Johnson	9,500
Dr. Spiro	7,300
Mr. Weisman	7,300
Mr. Wobby	6,300

(2)	As with all other grants of stock options and stock awards to our named executive officers and other executive officers, other than the number of options or restricted stock awarded, the terms and conditions of the stock option grants in this column are the same as those made to all other employees. This includes a provision that if a participant retires (defined as the voluntary termination of employment, where no circumstances for termination for cause exist, upon the participant’s achievement of at least 55 years of age and five years of service), then the participant may retain any option previously vested throughout the term of such option; as with our other option grants, any options that have not yet vested as of termination are forfeited.

These amounts do not include options granted to our named executive officers after the end of fiscal year 2009. On December 1, 2009, as part of our annual equity incentive award program, we granted options to our named executive officers that have an exercise price of $31.11, which as with all of our grants and awards to date was the fair market value based on the closing price of our common stock on the date of grant, vest in equal increments upon each anniversary over four years and expire December 1, 2019, in the amounts set forth in the table below:

Name	Securities Underlying Options

Mr. Noglows	75,000
Mr. Johnson	28,500
Dr. Spiro	21,900
Mr. Weisman	21,900
Mr. Wobby	18,900

(3)	As with all of our grants and stock awards to date, the exercise price was the fair market value based on the closing price of our stock on the date of grant.

These values were estimated using the Black-Scholes option pricing formula on the basis of the following assumptions: expected volatility: 50%; risk free rate of return: 2.1%; annualized dividend yield: 0.0%; and expected time until exercise: 6.25 years for people younger than the age of 46 at the date of grant and 6.65 years for people 46 years and older on the date of grant. On the December 1, 2008 Grant Date, Mr. Wobby was younger than 46, and Messrs. Noglows, Johnson, and Weisman and Dr. Spiro were 46 or older.

During fiscal year 2009, no awards to any of our employees, including our named executive officers, were adjusted, modified or cancelled (forfeited).

2000 Equity Incentive Plan

The options granted on December 1, 2008 vest in equal increments upon each anniversary over four years, and have a term of ten years, expiring December 1, 2018. As with all other grants of stock options and awards of restricted stock to our named executive officers and other executive officers, other than the number of options or restricted stock awarded, the terms and conditions of these stock option grants are the same as those made to all other employees. This includes a provision that if a participant retires (defined as the voluntary termination of employment, where no circumstances for termination for cause exist, upon the participant’s achievement of at least 55 years of age and five years of service), then the participant may retain any option previously vested throughout the term of such option; as with our other option grants, any options that have not yet vested as of termination are forfeited.

Executive Officer Deposit Share Program

Our executive officers are eligible to participate in the Executive Officer Deposit Share Program that our board of directors adopted in March 2000. Under this program, our executive officers are entitled to use all or a portion of their after-tax bonus compensation to purchase at fair market value shares of restricted stock awarded under the 2000 Equity Incentive Plan. These shares are retained on deposit with us until the third anniversary of the date of deposit (“deposit shares”), and our company matches the deposit with a restricted stock grant equal to 50% of the shares deposited by the participant (“award shares”). If the participant is employed by us on the third anniversary of the deposit date and the deposit shares have remained on deposit with us through such date, the restrictions on the award shares will lapse. Seven individuals currently participate in the deposit share plan, and 18,821 shares (including award shares) are currently on deposit under that program for all executive officers. Of the named executive officers, Mr. Noglows, Mr. Johnson, and Mr. Wobby participate with (i) 2,714, (ii) 2,896, and (iii) 3,348 respective deposit shares and (i) 1,356, (ii) 1,447, and (iii) 1,673 respective award shares on deposit under the program. These amounts do not include the 23,766 shares (including award shares) no longer under deposit or subject to restrictions as of January 11, 2010, of which Mr. Noglows, Mr. Johnson, Dr. Spiro, Mr. Weisman and Mr. Wobby respectively had (i) 4,970, (ii) 1,912, (iii) 5,484, (iv) 457, and (v) 1,476 respective deposit shares and (i) 2,484, (ii) 956, (iii) 2,741, (iv) 228, and (v) 738 respective award shares. On December 12, 2007, Mr. Noglows, Mr. Johnson and Mr. Wobby participated in the Executive Officer Deposit Share Program as follows: Mr. Noglows purchased 1,085 deposit shares and received 542 award shares; Mr. Johnson purchased 678 deposit shares and received 339 award shares; and Mr. Wobby purchased 1,085 deposit shares and received 542 award shares. The restrictions on the award shares will lapse on December 12, 2010 if the participant is employed by us at that time and the corresponding deposit shares have remained on deposit with us through such date. On December 10, 2008, Mr. Noglows, Mr. Johnson and Mr. Wobby participated in the Executive Officer Deposit Share Program as follows: Mr. Noglows purchased 1,629 deposit shares and received 814 award shares; Mr. Johnson purchased 1,425 deposit shares and received 712 award shares; and Mr. Wobby purchased 1,629 deposit shares and received 814 award shares. The restrictions on the award shares will lapse on December 10, 2011 if the participant is employed by us at that time and the corresponding deposit shares have remained on deposit with us through such date. On December 9, 2009, Mr. Johnson and Mr. Wobby participated in the Executive Officer Deposit Share Program as follows: Mr. Johnson purchased 793 deposit shares and received 396 award shares; and Mr. Wobby purchased 634 deposit shares and received 317 award shares. The restrictions on the award shares will lapse on December 9, 2012 if the participant is employed by us at that time and the corresponding deposit shares have remained on deposit with us through such date.

OUTSTANDING EQUITY AWARDS AT 2009 FISCAL YEAR-END

The following table shows outstanding stock option awards classified as exercisable and unexercisable as of September 30, 2009 for each named executive officer. The table also shows unvested and unearned stock awards assuming a market value of $34.86 a share (the closing market price of the company’s stock on September 30, 2009).

	Option Awards				Stock Awards
	Number of	Number of
	Securities	Securities			Number of	Market Value
	Underlying	Underlying			Shares or Units	of Shares or
	Unexercised	Unexercised			of Stock That	Units of Stock
	Options	Options	Option	Option	Have Not	That Have Not
	(#)	(#)	Exercise Price	Expiration	Vested	Vested
Name	Exercisable(1)	Unexercisable(1)	($)	Date	(#)(2)	($)
William P. Noglows	250,000	—	55.37	11/3/2013
	250,000	—	37.78	12/10/2014
	93,750	31,250	30.51	12/9/2015
	28,750	28,750	31.57	12/1/2016
	13,500	40,500	37.40	11/30/2017
	—	81,000	23.21	12/1/2018
					52,217	1,820,285

William S. Johnson	40,000	—	42.72	4/1/2013
	50,000	—	48.91	12/11/2013
	68,000	—	37.78	12/10/2014
	15,000	15,000	30.51	12/9/2015
	13,000	13,000	31.57	12/1/2016
	6,900	20,700	37.40	11/30/2017
	—	32,200	23.21	12/1/2018
					23,001	801,815

Clifford L. Spiro	50,000	—	54.28	12/1/2013
	68,000	—	37.78	12/10/2014
	52,500	17,500	30.51	12/9/2015
	14,250	14,250	31.57	12/1/2016
	5,625	16,875	37.40	11/30/2017
	—	26,000	23.21	12/1/2018
					19,279	672,066

Adam F. Weisman	30,000	—	30.10	5/26/2014
	50,000	—	37.78	12/10/2014
	45,000	15,000	30.51	12/9/2015
	14,250	14,250	31.57	12/1/2016
	5,625	16,875	37.40	11/30/2017
	—	29,000	23.21	12/1/2018
					20,303	707,763

Daniel S. Wobby	4,000	—	49.80	5/1/2012
	6,000	—	51.37	12/11/2012
	20,000	—	48.91	12/11/2013
	40,000	—	37.78	12/10/2014
	30,000	15,000	30.51	12/9/2015
	14,250	14,250	31.57	12/1/2016
	4,275	12,825	37.40	11/30/2017
	—	28,000	23.21	12/1/2018
					20,214	704,660

(1)	These option grants vest or vested over four years in equal increments upon each anniversary of the grant date, other than the April 1, 2003 grant to Mr. Johnson, which vested over four years in equal increments beginning on the grant date, with a term expiring on the tenth anniversary of the grant date.

(2)	The restricted stock awards granted to Mr. Noglows vest as follows: 27,000 shares vest over four years in equal increments upon each anniversary of the December 1, 2008 grant date, 13,500 shares vest over three years in equal increments upon each anniversary of the November 30, 2007 grant date, 9,600 shares vest over two years in equal increments upon each anniversary of the December 1, 2006 grant date, 761 “award shares” vest on December 13, 2009, and 542 “award shares” vest on December 12, 2010 and 814 “award shares” vest on December 10, 2011. The restricted stock awards granted to Mr. Johnson vest as follows: 10,700 shares vest over four years in equal increments upon each anniversary of the December 1, 2008 grant date, 6,900 shares vest over three years in equal increments upon each anniversary of the November 30, 2007 grant date, 4,350 shares vest over two years in equal increments upon each anniversary of the December 1, 2006 grant date, 339 “award shares” vest on December 12, 2010 and 712 “award shares” vest on December 10, 2011. The restricted stock awards granted to Dr. Spiro vest as follows: 8,600 shares vest over four years in equal increments upon each anniversary of the December 1, 2008 grant date, 5,625 shares vest over three years in equal increments upon each anniversary of the November 30, 2007 grant date, 4,750 shares vest over two years in equal increments upon each anniversary of the December 1, 2006 grant date, and 304 “award shares” vest on December 13, 2009. The restricted stock awards granted to Mr. Weisman vest as follows: 9,700 shares vest over four years in equal increments upon each anniversary of the December 1, 2008 grant date, 5,625 shares vest over three years in equal increments upon each anniversary of the November 30, 2007 grant date, 4,750 shares vest over two years in equal increments upon each anniversary of the December 1, 2006 grant date, and 228 “award shares” vest on December 13, 2009. The restricted stock awards granted to Mr. Wobby vest as follows: 9,300 shares vest over four years in equal increments upon each anniversary of the December 1, 2008 grant date, 4,275 shares vest over three years in equal increments upon each anniversary of the November 30, 2007 grant date, 4,750 shares vest over two years in equal increments upon each anniversary of the December 1, 2006 grant date, 533 “award shares” vest on December 13, 2009, 542 “award shares” vest on December 12, 2010 and 814 “award shares” vest on December 10, 2011.

2009 OPTION EXERCISES AND STOCK VESTED

The following table sets forth certain information regarding stock options exercised during fiscal year 2009 and stock awards vested during fiscal year 2009 for the named executive officers.

	Option Awards		Stock Awards
	Number		Number
	of Shares	Value	of Shares	Value
	Acquired	Realized	Acquired	Realized
	on	on	on	on
	Exercise	Exercise	Vesting	Vesting
Name	(#)	($)(1)	(#)	($)(1)
William P. Noglows	—	—	9,727	226,485

William S. Johnson	—	—	4,902	114,497

Clifford L. Spiro	—	—	5,391	127,053

Adam F. Weisman	—	—	4,250	98,643

Daniel S. Wobby	—	—	3,800	88,198

(1)	For option awards, the value realized on exercise is equal to the aggregate difference between the exercise price of the options and the fair market value of the shares on the date of exercise. For stock awards, the value realized is the number of shares vested multiplied by the fair market value of the shares at the time of vesting.

PENSION BENEFITS

The company does not maintain a defined benefit pension program.

2009 NONQUALIFIED DEFERRED COMPENSATION

The company maintains the Cabot Microelectronics Corporation Supplemental Employee Retirement Plan, a nonqualified supplemental savings plan (the “Supplemental Plan”). The following table discloses the earnings and balances of our named executive officers under the company’s Supplemental Plan that provides for compensation deferral on a non-tax-qualified basis.

	Registrant	Aggregate	Aggregate
	Contributions	Earnings	Balance at
Name	in last FY ($)(1)	in last FY ($)	last FYE ($)
William P. Noglows	33,000	7,599	147,841
William S. Johnson	11,845	2,603	60,985
Clifford L. Spiro	9,016	2,696	35,761
Adam F. Weisman	10,380	2,753	36,366
Daniel S. Wobby	7,836	2,161	28,881

(1)	These amounts are included in the “All Other Compensation” column of the Summary Compensation Table.

Effective May 1, 2000, the company adopted the Supplemental Plan covering all eligible employees as defined by the Supplemental Plan. Participants in the Supplemental Plan, including our named executive officers, do not make any contributions to the Supplemental Plan. The purpose of the Supplemental Plan is to provide for the deferral of the company contributions to certain highly compensated employees as defined under the provision of the Employee Retirement Income Security Act of 1974, as amended. Under the Supplemental Plan, the company contributes up to 4% of the named executive officers’ eligible compensation in excess of the I.R.S. eligible compensation limit. All amounts contributed by the company and earnings on these contributions are fully vested at all times. The same menu of investment funds under the 401(k) Plan is available under the Supplemental Plan. Like the 401(k) Plan, all investment decisions are made by the participants. Participants in the Supplemental Plan are not permitted to make hardship withdrawals prior to termination and distributions under the Supplemental Plan are paid in a lump sum.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following tables and the accompanying narrative show potential benefits payable to our named executive officers upon the occurrence of the events specified herein, assuming such events occurred on September 30, 2009 and excluding certain benefits generally available to all salaried employees. Except as noted, the amounts disclosed below reflect the aggregate potential payments under each scenario and category. These tables do not include amounts to the extent that the form and amount of any payment or benefit are fully disclosed in an earlier table.

William P. Noglows

The following table shows the potential payments upon termination with or without a change in control for named executive officer William P. Noglows, assuming such events occurred on September 30, 2009. Footnotes describing the assumptions in calculations are included following the last table in this section, as is a description of the employment terms and plans providing benefits specified in the table below.

	Involuntary Not for Cause or Good Reason
	Termination
Executive Benefits and Payments Upon		In Connection with
Termination	No Change in Control	a Change in Control	Death	Disability
Salary Continuation	$545,000(1)	$1,635,000	—	—

Bonus Through Termination Date(2)	—	$545,000	—	—

Bonus Continuation(2)	—	$1,635,000	—	—

Contributions under Retirement Plans	—	$148,029	—	—

Accelerated Vesting of Stock Options(3)	$419,145	$1,174,175	$1,174,175	$1,174,175

Accelerated Vesting of Restricted Stock(4)	—	$1,820,285	$1,820,285	$1,820,285

Post-termination Health Care(5)	—	$30,000	—	—

Outplacement Services	—	$81,750	—	—

280G Tax Gross Up	—	$1,794,318	—	—

Total:	$964,145	$8,863,557	$2,994,460	$2,994,460

William S. Johnson

The following table shows the potential payments upon termination with or without a change in control for named executive officer William S. Johnson, assuming such events occurred on September 30, 2009. Footnotes describing the assumptions in calculations are included following the last table in this section, as is a description of the employment terms and plans providing benefits specified in the table below.

	Involuntary Not for Cause or Good Reason
	Termination
Executive Benefits and Payments Upon		In Connection with a
Termination	No Change in Control	Change in Control	Death	Disability
Salary Continuation	—	$679,000	—	—

Bonus Through Termination Date(2)	—	$234,400	—	—

Bonus Continuation(2)	—	$468,800	—

Contributions under Retirement Plans	—	$51,777	—	—

Accelerated Vesting of Stock Options(3)	—	$483,150	$483,150	$483,150

Accelerated Vesting of Restricted Stock(4)	—	$801,815	$801,815	$801,815

Post-termination Health Care(5)	—	$20,000	—	—

Outplacement Services	—	$50,925	—	—

280G Tax Gross Up	—	$589,724	—	—

Total:	—	$3,379,591	$1,284,965	$1,284,965

Clifford L. Spiro

The following table shows the potential payments upon termination with or without a change in control for named executive officer Clifford L. Spiro, assuming such events occurred on September 30, 2009. Footnotes describing the assumptions in calculations are included following the last table in this section, as is a description of the employment terms and plans providing benefits specified in the table below.

	Involuntary Not for Cause or Good Reason
	Termination
Executive Benefits and Payments Upon		In Connection with
Termination	No Change in Control	a Change in Control	Death	Disability
Salary Continuation	$304,9001	$609,800	—	—

Bonus Through Termination Date(2)	—	$198,185	—	—

Bonus Continuation(2)	—	$396,370	—	—

Contributions under Retirement Plans	—	$44,997	—	—

Accelerated Vesting of Stock Options(3)	—	$425,908	$425,908	$425,908

Accelerated Vesting of Restricted Stock(4)	—	$672,066	$672,066	$672,066

Post-termination Health Care(5)	—	$20,000	—	—

Outplacement Services	—	$45,735	—	—

280G Tax Gross Up	—	$537,196	—	—

Total:	$304,900	$2,950,257	$1,097,974	$1,097,974

Adam F. Weisman

The following table shows the potential payments upon termination with or without a change in control for named executive officer Adam F. Weisman, assuming such events occurred on September 30, 2009. Footnotes describing the assumptions in calculations are included following the last table in this section, as is a description of the employment terms and plans providing benefits specified in the table below.

	Involuntary Not for Cause or Good Reason
	Termination
Executive Benefits and Payments Upon		In Connection with
Termination	No Change in Control	a Change in Control	Death	Disability
Salary Continuation	—	$636,400	—	—

Bonus Through Termination Date(2)	—	$206,830	—	—

Bonus Continuation(2)	—	$413,660	—	—

Contributions under Retirement Plans	—	$47,807	—	—

Accelerated Vesting of Stock Options(3)	—	$449,983	$449,983	$449,983

Accelerated Vesting of Restricted Stock(4)	—	$707,763	$707,763	$707,763

Post-termination Health Care(5)	—	$20,000	—	—

Outplacement Services	—	$47,730	—	—

280G Tax Gross Up	—	$551,131	—	—

Total:	—	$3,081,304	$1,157,746	$1,157,746

Daniel S. Wobby

The following table shows the potential payments upon termination with or without a change in control for named executive officer Daniel S. Wobby, assuming such events occurred on September 30, 2009. Footnotes describing the assumptions in calculations are included following the last table in this section, as is a description of the employment terms and plans providing benefits specified in the table below.

	Involuntary Not for Cause or Good Reason
	Termination
Executive Benefits and Payments Upon		In Connection with
Termination	No Change in Control	a Change in Control	Death	Disability
Salary Continuation	—	$572,800	—	—

Bonus Through Termination Date(2)	—	$157,520	—	—

Bonus Continuation(2)	—	$315,040	—	—

Contributions under Retirement Plans	—	$41,568	—	—

Accelerated Vesting of Stock Options(3)	—	$438,333	$438,333	$438,333

Accelerated Vesting of Restricted Stock(4)	—	$704,660	$704,660	$704,660

Post-termination Health Care(5)	—	$20,000	—	—

Outplacement Services	—	$42,960	—	—

280G Tax Gross Up	—	$0	—	—

Total:	—	$2,292,881	$1,142,993	$1,142,993

(1)	This figure reflects the lump sum value of twelve months of salary continuation.

(2)	In accordance with the terms of the change in control agreements described below, for purposes of calculating the bonus through the termination date, the bonus amount for each named executive officer is equal to the greatest of: (i) the target bonus amount for the fiscal year in which the Change in Control occurs, (ii) the target bonus amount for the fiscal year in which the termination date occurs, and (iii) the highest bonus amount paid or payable to the named executive officer in respect of any of the three fiscal years preceding the fiscal year in which the Change in Control occurs. Assuming a Change in Control and termination date as of September 30, 2009, the bonus amounts for Mr. Noglows, Dr. Spiro, Mr. Weisman, and Mr. Wobby represent the target bonus amounts for fiscal year 2009 (the fiscal year in which the Change in Control and the termination date occurred). The bonus amount for Mr. Johnson represents the highest bonus amount paid to Mr. Johnson in one of the three fiscal years preceding fiscal year 2009. The amount disclosed as bonus continuation for Mr. Noglows represents three times his bonus amount and the amount disclosed as bonus continuation for Mr. Johnson, Mr. Weisman, Dr. Spiro, and Mr. Wobby represents two times their bonus amounts, each in accordance with the terms of the change in control agreements described below.

(3)	This figure represents the aggregate difference between the exercise price of the options and $34.86, which was the fair market value of a share of our common stock on September 30, 2009. This figure does not include the value of vested but unexercised options. The table below sets forth the total value of all options, which includes the value of the accelerated options and the vested but unexercised options.

Named Executive Officer	Total Value of Options

Mr. Noglows	$1,676,575
Mr. Johnson	$591,170
Dr. Spiro	$701,165
Mr. Weisman	$835,415
Mr. Wobby	$615,715

For Mr. Noglows, the figure disclosed in the “No Change in Control” column represents the value of his outstanding and unexercisable options that were scheduled to vest during the twelve months following termination, in accordance with the terms of Mr. Noglows’ employment agreement. For purposes of this table, the value of these options was also calculated assuming a market price of $34.86, which was the fair market value of a share of our common stock on September 30, 2009.

In the event of a termination of service by reason of death or disability, the 2000 Equity Incentive Plan and the non-qualified stock option grant agreements provide that unvested options shall fully vest for all participants, including the named executive officers.

(4)	This figure represents the number of shares vested multiplied by $34.86, which was the fair market value of the shares on September 30, 2009. This figure does not include the value of restricted stock that has already vested, including shares on deposit under our Executive Officer Deposit Share Program.

In the event of a termination of service by reason of death or disability, the 2000 Equity Incentive Plan and the restricted stock award agreements provide that unvested restricted stock shall fully vest for all participants, including the named executive officers.

(5)	This amount assumes comparable health care coverage to that which is currently provided under our existing plan. Our company is self-insured, therefore there is no employer contribution amount. We have estimated the cost of post-termination health care to be $10,000 per person per year. This amount could vary depending on the details of any new or replacement plan that may be in place in the event of a change in control.

Pursuant to the terms of the company’s equity incentive plan and the awards granted thereunder, the named executive officers receive the accelerated vesting of certain equity awards in the event of a Change in Control without termination of employment. The value of the accelerated vesting for each named executive officer, assuming a change in control, is the same value as disclosed in the “In Connection with a Change in Control” column above.

Employment Agreements

Pursuant to Mr. Noglows’ November 3, 2003 employment agreement, if we terminate his employment without cause or Mr. Noglows terminates his employment because we breached the terms of his agreement, the company must pay Mr. Noglows one year’s base salary over the one year period following such termination and to allow any options that would vest during such period to vest during such time. Aside from the requirements set forth in the employment agreement, there are no other material conditions to receipt by Mr. Noglows of these termination benefits, although Mr. Noglows still would be subject to the terms of our standard confidentiality, intellectual property and non-competition agreement, which he entered into when he joined our company, and of the relevant stock option grant agreements. The amount and terms of this severance arrangement was determined by our compensation committee, in consultation with its compensation consultant, and included consideration of market practices for similar arrangements for other chief executive officers of comparable companies.

In addition to our agreement with Mr. Noglows, we have entered into an employment agreement with Dr. Spiro, under which we would be obligated to pay him one year’s base salary over the one year period following such termination if we terminate his employment without cause. The amount and terms of this severance arrangement was determined by our compensation committee, in consultation with its compensation consultant, and included consideration of market practices for similar arrangements for other similarly-situated individuals. Aside from the requirements set forth in his employment agreement, there are no other material conditions to receipt by Dr. Spiro of the one year’s base salary, although Dr. Spiro still would be subject to the terms of our standard confidentiality, intellectual property and non-competition agreement, which he entered into when he joined our company.

Change in Control Severance Protection Agreements

We have entered into Change in Control Severance Protection Agreements (“change in control agreements”) with each of the named executive officers, our other executive officers, and certain key employees of our company, because we believe such agreements are valuable aspects in enabling a smooth transition and providing continuity of management in the event of a change in control of our company. The form of change in control agreement is available as Exhibit 10.23 to our Form 10-K filed on November 25, 2008. Under the change in control agreements, which were amended in 2008 to the extent necessary to comply with the American Jobs Creation Act, each executive officer, including the named executive officers, whose employment with us terminates (including an executive’s voluntary termination of employment for either “good reason”, as defined in the agreement, or during the thirty-day period commencing on the first anniversary of a “change in control”), other than for cause, disability, death, or certain other specified reasons, within thirteen months after a “change in control” of our company (as such term is defined in the agreements), is entitled to a severance benefit. The severance benefit includes:

•	accrued and unpaid compensation including: base salary, reimbursement for reasonable and necessary expenses incurred by the executive on our behalf through the date of termination, vacation pay and earned and unpaid bonuses and incentive compensation with respect to the period prior to the termination date;

•	the Bonus Amount (which is the greatest of (i) the executive’s target bonus amount for the fiscal year in which the change in control occurs, (ii) the executive’s target bonus amount for the fiscal year in which the termination date occurs, and (iii) the highest bonus paid or payable to the executive in respect of any of the three fiscal years preceding the fiscal year in which change in control occurs), pro-rated for the number of days that have elapsed in the fiscal year through the termination date;

•	two times (in the case of Mr. Johnson, Dr. Spiro, Mr. Weisman, and Mr. Wobby) or three times (in the case of Mr. Noglows), the executive’s annual base salary plus the Bonus Amount plus an amount equal to the contributions made or credited by us under all qualified and non-qualified retirement plans for the benefit of the executive for the most recently completed plan year of each such plan (e.g., the 401(k) Plan and Supplemental Plan), payable in a lump sum;

•	health and welfare benefits (consistent with health and welfare benefits available to all employees for which they had been eligible prior to their termination) for 24 months (in the case of Mr. Johnson, Dr. Spiro,

Mr. Weisman, and Mr. Wobby) or 36 months (in the case of Mr. Noglows) following the executive’s termination date;

•	payment or reimbursement for the costs, fees and expense of outplacement assistance services, up to a maximum of fifteen percent of the executive’s annual base salary; and

•	a full “gross-up payment” of any and all excise taxes assessed on amounts received under the change in control agreements, as well as all other taxes that may become due as a result of the gross-up payment.

Cause as defined in the agreements means (i) the willful and continued failure to perform substantially the duties reasonably assigned to the executive and (ii) the willful engaging in conduct that is demonstrably and materially injurious to the company, monetarily or otherwise.

The agreements define “Good Reason” as the taking of actions by the company that result in a material negative change in the executive’s employment relationship, including (i) a change in the executive’s status, title, position or responsibilities (including reporting responsibilities) which represents a material adverse change from those in effect immediately prior to the Change in Control, (ii) an assignment of the executive’s duties or responsibilities that are materially inconsistent with his or her status, title, position or responsibilities as of immediately prior to the Change in Control, (iii) a material decrease in the executive’s annual base salary below the rate in effect as of the Change in Control or as of any date following the Change in Control, whichever is greater (iv) relocation of the offices of the company or operating unit at which the executive is principally employed that increases the executive’s one-way commute by more than thirty-five (35) miles from the location of the offices occupied immediately prior to such relocation, or (v) any other action or inaction that constitutes a material breach by the company of the agreement.

A “Change in Control” means (i) any person, together with all affiliates and associates (within the meaning of Rule 12b-2 promulgated under the Exchange Act), acquires beneficial ownership, directly or indirectly, or securities of the company representing at least thirty percent (30%) of the combined voting power of the company’s then outstanding voting securities, (ii) during any period of twenty-four (24) consecutive months beginning on or after the date of the agreement, individuals who, at the beginning of that 24-month period, constitute the Board (the “Incumbent Directors”), cease for any reason to constitute at least a majority of the Board; provided, however, that a new director of the company whose election or nomination for election as a director of the company was approved by a vote of at least two-thirds of the Incumbent Directors will be deemed to be an Incumbent Director, (iii) one of the following events occur at a special or annual meeting of the company’s stockholder: (a) two or more nominees who are both (A) nominees of and endorsed by the company and (B) not employees of the company or any Affiliate at the time of the election are not elected to serve as directors; and (b) any person not a nominee of, and endorsed by, the company is elected to serve as a director of the company, (iv) the consummation of: (a) a merger, consolidation or reorganization involving the company, unless the merger, consolidation or reorganization is a “Non-Control Transaction,”; or (b) an agreement for the sale or other disposition of all or substantially all of the assets of the company to any Person (other than a transfer to a Change in Control Subsidiary), or (v) the stockholders of the company approve a complete liquidation or dissolution of the company. Notwithstanding the foregoing, a Change in Control will not be deemed to occur solely because a person acquires beneficial ownership of more than the permitted amount of the then outstanding voting securities as a result of the acquisition of voting securities by the company which, by reducing the number of voting securities then outstanding, increases the percentage of shares beneficially owned by the person. Notwithstanding the foregoing, if a Change in Control would occur but for the operation of the preceding sentence as a result of the acquisition of voting securities by the company, and after that acquisition by the company, the person described in the preceding sentence increases the percentage of then outstanding voting securities he or she owns, a Change in Control will occur.

We also have similar change in control severance protection agreements providing for two times severance benefits in place with our other executive officers (with the exception of our Principal Accounting Officer, Thomas S. Roman, whose agreement provides for one times severance benefits). Under the change in control agreements, all amounts accrued or awarded to the executive officers under any incentive compensation or benefit plan, including options and restricted stock awarded under the 2000 Equity Incentive Plan, will immediately vest on each executive’s respective termination date if the executive is entitled to severance benefits.

Our board of directors and compensation committee determined the terms and conditions of the change in control severance protection agreements, including the severance benefit payable, and the triggering events for the payment of such severance benefit, pursuant to such agreement, in consultation with their compensation consultant and our financial and other advisors, and considered external practices at similarly situated companies regarding change in control arrangements.

Treatment of Equity Awards

The 2000 Equity Incentive Plan provides that an award shall immediately terminate on the date a participant’s service terminates, unless otherwise set forth in an award agreement. Similarly, in the event of a Change in Control, the compensation committee has the discretion to provide for accelerated vesting in an award agreement. In the event of a Change in Control that is a merger or consolidation in which the company is not the surviving corporation or that results in the acquisition of substantially all of the company’s outstanding stock or in the event of a sale or transfer of all or substantially all of the company’s assets (a “Covered Transaction”), the compensation committee has the discretion to provide for the termination of all outstanding options as of the effective date of the Covered Transaction; provided, that, if the Covered Transaction follows a Change in Control or would give rise to a Change in Control, no option will be terminated prior to the expiration of twenty days following the later of: (i) the date on which the award became fully exercisable and (ii) the date on which the participant receive written notice of the Covered Transaction.

Under the 2000 Equity Incentive Plan, “Change in Control” means: (a) any “person” as such term is used in Sections 13(d) and 14(d) of the 1934 Act (other than (i) the company, (ii) any subsidiary of the company, (iii) any trustee or other fiduciary holding securities under an employee benefit plan of the company or of any subsidiary of the company, or (iv) any company owned, directly or indirectly, by the stockholders of the company in substantially the same proportions as their ownership of stock of the company), is or becomes the “beneficial owner” (as defined in Section 13(d) of the 1934 Act), together with all Affiliates and Associates (as such terms are used in Rule 12b-2 of the General Rules and Regulations under the 1934 Act) of such person, directly or indirectly, of securities of the company representing thirty percent (30%) or more of the combined voting power of the company’s then outstanding securities; (b) the consummation of a merger or consolidation of the company with any other company, other than (i) a merger or consolidation which would result in the voting securities of the company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the company or any subsidiary of the company, at least sixty percent (60%) of the combined voting power of the voting securities of the company or such surviving entity outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the company (or similar transaction) after which no “person” (with the method of determining “beneficial ownership” used in clause (a) of this definition) owns more than thirty percent (30%) of the combined voting power of the securities of the company or the surviving entity of such merger or consolidation; or (c) during any period of two consecutive years (not including any period prior to the execution of the Plan), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has conducted or threatened a proxy contest, or has entered into an agreement with the company to effect a transaction described in clause (a), (b) or (d) of this definition) whose election by the Board or nomination for election by the company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority thereof; or (d) the stockholders of the company approve a plan of complete liquidation of the company or an agreement for the sale or disposition by the company of all or substantially all of the company’s assets.

Pursuant to the non-qualified stock option grant agreements, the option grants will become fully vested in the event of a Change in Control (as defined in the 2000 Equity Incentive Plan). In the event of a Change in Control that constitutes a Covered Transaction, the compensation committee may, in its sole discretion, terminate any or all outstanding options as of the effective date of the Covered Transaction; provided that the compensation committee may not terminate an option outstanding under the agreement earlier than twenty days following the later of: (i) the date on which the award became fully vested and (ii) the date on which the participant received written notice of the

Covered Transaction. In the event of a termination of service by reason of death or Disability, then any unvested portion of the options will become fully vested. Disability has the meaning provided under (i) first, an employment agreement between the executive and the company, (ii) second, if no employment agreement exists, the long-term disability program maintained by the company or any governmental entity covering the Participant, or (iii) third, if no such agreement or program exists, permanent and total disability within the meaning of Section 22(e)(3) of the Code.

Pursuant to the restricted stock award agreements, the awards will become fully vested and all restrictions will lapse in the event of a participant’s death, Disability, or Change in Control (as defined in the 2000 Equity Incentive Plan). Disability has the meaning provided under (i) first, an employment agreement between the participant and the company, (ii) second, if no such employment agreement exists, the long-term disability program maintained by the company or any governmental entity covering the Participant, or (iii) third, if no such agreement or program exists, as defined under local law.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Relationships

At present we have no related party transactions and there are no currently proposed related party transactions.

Related Party Transactions

Although at present we have no related party transactions, we may from time to time enter into transactions with “related persons.” Related persons include our directors and executive officers, nominees for director, 5% or more beneficial owners of our common stock, and immediate family members of such persons. As set forth in our audit committee charter, a current copy of which is attached to this proxy statement as Appendix A and is also available on our website at www.cabotcmp.com, any related person transaction must be reviewed and approved in advance by our audit committee. All of our employees, including our executive officers, and directors are subject to our Code of Business Conduct, which is available on our website. Our Code of Business Conduct prohibits any relationship that may present, or appears to present, a conflict of interest with our company. Among other things, this includes a prohibition on the holding of more than a nominal financial interest in any publicly held company with whom we do business or compete, and prohibits any financial interest in such entities if they are privately held. Any request for waiver of our Code of Business Conduct for our directors and executive officers may be approved only by our board of directors; to date, no such waivers have been requested or approved. In addition to the provisions of our Code of Business Conduct, our nominating and corporate governance committee charter and our corporate governance guidelines, both of which are also available on our website, also contain provisions requiring the review of potential conflicts of interest of prospective and current directors and the requirement of notification, and offer of tender of resignation, by directors, and review by the nominating and corporate governance committee and the board of directors of any change in employment or for-profit board membership status.

Indemnification

Our bylaws and our certificate of incorporation require us to indemnify our directors and officers to the fullest extent authorized by the Delaware General Corporation Law. We have entered into indemnification agreements with all of our directors and executive officers in which we confirm that we will provide to them the indemnification rights provided for in our bylaws and agree to maintain directors’ and officers’ liability insurance on their behalf.

RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

PricewaterhouseCoopers LLP, an independent registered public accounting firm, audited our financial statements for fiscal year 2009, and has been selected by the audit committee of our board of directors to audit our financial statements for fiscal year 2010. A representative of PricewaterhouseCoopers LLP is expected to attend our annual meeting, where he will have the opportunity to make a statement, if he desires, and will be available to respond to appropriate questions.

Stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent auditors is not required by our bylaws or otherwise. However, our board is submitting the selection of PricewaterhouseCoopers LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, our audit committee will review its future selection of auditors. Even if the selection is ratified, the audit committee, in its discretion, may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of our company and our stockholders.

For information regarding audit and other fees billed by PricewaterhouseCoopers LLP for services rendered in fiscal year 2009 and fiscal year 2008, see “FEES OF INDEPENDENT AUDITORS AND AUDIT COMMITTEE REPORT — Fees Billed by Independent Auditors,” above.

Our board of directors recommends that you vote “FOR” the ratification of the selection of our independent auditors.

2011 ANNUAL MEETING OF STOCKHOLDERS

The 2011 annual meeting of stockholders is presently scheduled to be held on Tuesday, March 8, 2011. Any proposals of stockholders intended for inclusion in the proxy statement for our 2011 annual meeting of stockholders must be received by the Secretary of our company at our offices at 870 North Commons Drive, Aurora, Illinois 60504, by Thursday, September 16, 2010. If a stockholder of the company intends to present a proposal at the 2011 annual meeting of stockholders, such stockholder must comply with the advance notice provisions of our bylaws. Those provisions require that such proposal must be received by our Secretary at 870 North Commons Drive, Aurora, Illinois 60504, not earlier than Tuesday, November 2, 2010 and not later than Thursday, December 2, 2010. Subject to certain exceptions set forth in our bylaws, such proposals must contain specific information concerning the person to be nominated or the matters to be brought before the meeting and concerning the stockholder submitting the proposal.

“HOUSEHOLDING” OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g. brokers) to satisfy the delivery requirements with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means additional convenience for stockholders and cost savings for companies.

A number of brokers with accountholders who are stockholders will be “householding” the Notice of Internet Availability of Proxy Materials. As indicated in the notice previously provided by these brokers to stockholders, a single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from an affected stockholder. Once you have received notice from your broker or us that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise.

Stockholders who received a householded mailing this year and would like to have additional copies of the Notice of Internet Availability of Proxy Materials mailed to them, or would like to opt out of this practice for future mailings should submit a written request to our transfer agent, Computershare Trust Company, N.A., at P.O. Box 43010, Providence, Rhode Island 02940-3010 Attention: Shareholder Inquiries. We will promptly send additional copies of the Notice of Internet Availability of Proxy Materials upon receipt of such request.

Stockholders who currently receive multiple copies of the Notice of Internet Availability of Proxy Materials at their address and would like to request “householding” of their communications should contact their broker or, if a stockholder is a direct holder of shares of our common stock, they should submit a written request to our transfer agent, Computershare Trust Company, N.A., at P.O. Box 43010, Providence, Rhode Island 02940-3010 Attention: Shareholder Inquiries.

VOTING THROUGH THE INTERNET OR BY TELEPHONE

Our stockholders voting through the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder. To vote by telephone if you are a record holder of our common stock, call toll free 1-800-690-6903 and follow the instructions provided by the recorded message. To vote by telephone if you are a beneficial owner of our common stock, call the toll free number listed in your Proxy Card or follow the instructions provided by your broker. To vote through the Internet, log on to the Internet and go to www.proxyvote.com and follow the steps on the secured website. You also may access the proxyvote website by going to our website, www.cabotcmp.com, selecting “Investor Relations” on our Homepage, and then selecting “Proxy Materials” from the “Investor Information” section on the left side of the Investor Relations page.

Appendix A

CABOT MICROELECTRONICS CORPORATION

AUDIT COMMITTEE CHARTER

Purpose

The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Cabot Microelectronics Corporation (the “Company”) is to oversee the Company’s accounting and financial reporting processes and the audit of its financial statements. The Committee is responsible for overseeing the Company’s accounting and system of internal controls, the quality and integrity of the Company’s financial reports and the independence and performance of the Company’s independent public accountants responsible for the annual audit and quarterly reviews of the Company’s financial statements (“independent auditor”). In so doing, the Committee should endeavor to maintain free and open means of communication between the members of the Committee, other members of the Board, the independent auditor, the senior and financial management of the Company, and with any employees of the Company or other individuals who desire to bring accounting, internal accounting controls, auditing, or other matters to the Committee’s attention.

In the exercise of its oversight responsibilities, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements fairly present the Company’s financial position and results of operation and are in accordance with generally accepted accounting principles. Instead, such duties remain the responsibility of management and the independent auditor. Nothing contained in this charter is intended to alter or impair the operation of the “business judgment rule” as interpreted by the courts under the Delaware General Corporation Law. Further, nothing contained in this charter is intended to alter or impair the right of the members of the Committee under the Delaware General Corporation Law to rely, in discharging their responsibilities, on the records of the Company and on other information presented to the Committee, Board or Company by officers of employees or by outside experts such as the independent auditor.

Membership

The Committee shall consist of at least three members of the Board. The members shall be appointed by action of the Board, upon recommendation of the Nominating and Corporate Governance Committee, and shall serve at the discretion of the Board. Each Committee member shall satisfy the “independence” and other requirements of relevant law, including rules adopted by the Securities and Exchange Commission (“SEC”), and the NASDAQ Stock Market LLC (“NASDAQ”). At least one member of the Committee shall satisfy the “financial expert” requirements of relevant law, including rules adopted by the SEC, and NASDAQ. Each member of the Committee shall be able to read and understand financial statements at the time of his or her appointment.

Committee Organization and Procedures

1. The Chair of the Committee shall be appointed by the Board by majority vote. The Chair (or in his or her absence, a member designated by the Chair) shall preside at all meetings of the Committee.

2. The Committee shall have the authority to establish its own rules and procedures consistent with the bylaws of the Company for notice and conduct of its meetings, should the Committee, in its discretion, deem it desirable to do so. Members of the Committee may participate telephonically in any meeting. A majority of the members of the Committee shall constitute a quorum for the transaction of business and the action of a majority of the members present at any meeting at which there is a quorum shall be the act of the Committee.

3. The Committee shall meet as frequently as the Committee in its discretion deems desirable.

4. The Committee may, in its discretion, include in its meetings members of the Company’s management, representatives of the independent auditor, outside counsel, the director of internal audit and other personnel employed or retained by the Company, the Board or the Committee. The Committee shall meet periodically and as it deems appropriate with the independent auditor or the director of internal audit, outside counsel or other advisors in separate executive sessions to discuss any matters that the Committee believes should be addressed privately, without management’s presence, and also shall meet periodically and as it deems appropriate in separate executive sessions with the Company’s management.

5. The Committee may, in its discretion, retain and utilize the services of the Company’s regular corporate legal counsel with respect to legal matters or its other advisors with respect to other matters or, at its discretion, retain other legal counsel or other advisors if it determines that such counsel or advice is necessary or appropriate under the circumstances.

6. The Committee shall have its own funding from the Company to pay for the services of the Company’s independent auditors and any legal counsel or other advisors that are retained by the Committee.

7. The Secretary and General Counsel of the Company shall serve as Secretary of the Committee.

Responsibilities

Independent Auditor

8. The Committee has the sole and direct responsibility for selecting, appointing, terminating, compensating and overseeing the Company’s independent auditor, as well as for resolving any disagreements between the independent auditors and management. The Committee shall only retain as independent auditor a firm, including representatives of the firm responsible for the Company’s audit, that meets the requirements of relevant law, the Public Company Accounting Oversight Board (PCAOB), the SEC and NASDAQ. The independent auditor shall be accountable to the Committee for all matters, including the audit of the Company’s annual financial statements and related services. The Committee shall select, appoint and periodically evaluate the performance of the independent auditor and, if necessary, replace the independent auditor. At the discretion of the Committee or to the extent required by relevant law, NASDAQ or the SEC, the Committee shall recommend to the Board the nomination of the independent auditor for stockholder approval at any meeting of stockholders.

9. The Committee shall pre-approve the fees to be paid to the independent auditor and any other terms of the engagement of the independent auditor for any and all services (whether auditing services, audit-related services, tax services or permitted other (non-audit) services), to be provided by the independent auditor, in advance of such services being provided. The Committee may delegate such pre-approval of services to the Committee Chair, and the Committee Chair shall provide subsequent notification to the Committee of any such pre-approval at the next scheduled meeting of the Committee.

10. The Committee shall receive from the independent auditor and review, at least annually, a written statement delineating all relationships between the independent auditor and the Company, consistent with PCAOB’s Rule 3526, Communication with Audit Committees Concerning Independence (Rule 3526). The Committee shall actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that, in the view of the Committee, may impact the objectivity and independence of the independent auditor. If the Committee determines that further inquiry is advisable, the Committee shall take any appropriate action in response to the independent auditor’s report to satisfy itself of the auditor’s independence.

Annual Audit

11. The Committee shall meet with the independent auditor and management of the Company in connection with each annual audit to discuss the scope of the audit and the procedures to be followed.

12. The Committee shall review and discuss the audited financial statements with the management of the Company.

13. The Committee shall discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 as then in effect including, among others, (i) the methods used to account for any significant unusual transaction reflected in the audited financial statements; (ii) the effect of significant and critical accounting policies in any controversial or emerging areas for which there is a lack of authoritative guidance or a consensus to be followed by the independent auditor; (iii) the process used by management in formulating particularly sensitive accounting estimates and the basis for the independent auditor’s conclusions regarding the reasonableness of those estimates; and (iv) any disagreements with management over the application of accounting principles, the basis for management’s accounting estimates or the disclosures in the financial statements.

14. The Committee shall, based on the review and discussions in paragraphs 11, 12, and 13 above, and based on the disclosures received from the independent auditor regarding its independence and discussions with the independent auditor regarding such independence in paragraph 10 above, recommend to the Board whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K for the fiscal year subject to the audit.

15. The Committee shall review and discuss with management, including the director of internal audit and, at its discretion, any provider of internal audit services, and the independent auditor the Company’s internal controls report and the independent auditor’s attestation of the report prior to the filing of the Company’s Annual Report on Form 10-K for the fiscal year subject to the audit.

Quarterly Review

16. The independent auditor is required to review the interim financial statements to be included in any Form 10-Q of the Company using professional standards and procedures for conducting such reviews, as established by generally accepted auditing standards as modified or supplemented by the SEC, prior to the filing of the Form 10-Q. The Committee shall discuss with management and the independent auditor in person, at a meeting, or by conference telephone call, the results of the quarterly review including such matters as significant adjustments, management judgments, accounting estimates, significant new accounting policies and disagreements with management. The Chair may represent the entire Committee for purposes of this discussion.

Internal Controls

17. The Committee shall discuss with the independent auditor and the director of internal audit, as well as management, at least quarterly, the adequacy and effectiveness of the accounting, financial and internal controls of the Company, and consider any recommendations for improvement of such internal control procedures.

18. The Committee shall be provided, and discuss with, the independent auditor and with management any material written communications between the independent auditor and management, including any summary of aggregated deficiencies or management letter provided by the independent auditor (or other auditor) and any other significant matters brought to the attention of the Committee by the independent auditor (or other auditor) as a result of its annual or other audit. The Committee should allow management adequate time to consider any such matters raised by the independent auditor (or other auditor).

19. The Committee shall meet with the Company’s Chief Executive Officer, Chief Financial Officer, and other Company management as appropriate and as required by relevant law, including rules adopted by the SEC, PCAOB and NASDAQ, on a regular basis to discuss the Company’s internal controls structure and procedures and status, and disclosure controls and procedures and status.

Internal Audit

20. The Committee shall review and preapprove the selection of the Company’s director of internal audit, and any termination of employment of such person. The Committee shall be notified in advance of, and at its discretion review and preapprove, the selection of any other provider of internal audit services. The Chair may represent the entire Committee for purposes of these matters.

21. The Committee shall discuss at least quarterly with the director of internal audit and, at its discretion other provider(s) of internal audit services (if any), the activities and organizational structure of the Company’s internal audit function and the qualification of the primary personnel performing such function.

22. Management shall furnish to the Committee Chairman a copy of each internal audit report, and provide summaries thereof to the Committee, to whom it shall furnish a copy of each internal audit report if so requested by the Committee or any of its members.

23. The Committee shall, at its discretion, meet with the director of internal audit and other provider(s) of internal audit services (if any) to discuss any reports or any other matters brought to the attention of the Committee by the director of internal audit or other provider(s) of internal audit services (if any).

24. The director of internal audit and other provider(s) of internal audit services (if any) shall be granted unfettered access to the Committee.

Other Responsibilities

25. The Committee shall review and reassess the Committee’s charter at least annually and submit any recommended changes to the Board for its consideration.

26. The Committee shall review and assess the Committee’s fulfillment of its responsibilities pursuant to the Committee’s charter at least annually and submit its conclusions in this regard to the Board for its consideration.

27. The Committee shall provide the report for inclusion in the Company’s Annual Proxy Statement required by Item 407 of Regulation S-K of the SEC.

28. The Committee shall establish procedures in compliance with requirements of relevant law, including rules adopted by the SEC, and NASDAQ, for addressing matters and complaints brought to the Committee’s attention by employees of the Company or other individuals regarding accounting, internal accounting controls, auditing, or other matters, and shall ensure that such complaints brought by employees are treated confidentially and anonymously to the extent required by law.

29. The Committee shall be responsible for receiving, dealing with, and responding to legal compliance reports relating to actual or alleged material violations of the securities laws, material breaches of fiduciary duties, or similar material violations.

30. The Committee shall review and approve any related party transaction in advance of the Company’s entering into any such related party transaction, and shall subsequently inform the Board of any such approval.

The Committee, through its Chair, shall report periodically, as deemed necessary or desirable by the Committee, but at least following its regularly scheduled meetings, to the full Board regarding the Committee’s actions and recommendations, if any.

Appendix B

CABOT MICROELECTRONICS CORPORATION

AUDIT COMMITTEE PRE-APPROVAL POLICY FOR SERVICES TO BE PROVIDED
BY INDEPENDENT AUDITOR

The Audit Committee (the “Committee”) of Cabot Microelectronics Corporation (the “Corporation”) has the sole and direct responsibility for selecting, appointing, terminating, compensating and overseeing the Company’s independent auditor, as well as for resolving any disagreements between the independent auditors and management. Pursuant to the Committee’s Charter, the Committee is required to pre-approve the audit and non-audit services performed by the Corporation’s independent auditor in order to assure that the provision of such services does not impair the auditor’s independence. Each type of service provided by the independent auditor will require specific pre-approval at a particular fee level by the Committee.

The Committee, through the Controller of the Corporation or another designated individual, will maintain a list of the Audit, Audit-related, Tax and All Other services that have been pre-approved by the Committee as of the particular date of the relevant list (the “List”), and will revise the list periodically, based on subsequent determinations of the Committee. The term of any pre-approval is twelve (12) months from the date of pre-approval, unless the Committee specifically provides for a different period.

I.	Delegation

The Committee has delegated pre-approval authority to the Chairman of the Committee, and may delegate such pre-approval authority to others members of the Committee. The Chairman will report any pre-approval decisions to the Committee no later than at its next scheduled meeting. The Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

II.	Audit Services

The annual Audit services engagement terms and fees will be subject to the specific pre-approval of the Committee. The Committee will approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope or other matters.

In addition to the annual Audit services engagement approved by the Committee, the Committee may grant pre-approval for other Audit services, which are those services that only the independent auditor reasonably can provide and such Audit services will be placed on the List. All other Audit services not on the List must be separately pre-approved by the Committee.

III.	Audit-Related Services

Audit-related services, including internal control-related services, are assurance and related services that are reasonably related to the performance of the audit or review of the Corporation’s financial statements and that are traditionally performed by the independent auditor. The Committee believes that the provision of Audit-related services does not impair the independence of the auditor. The List will contain the pre-approved Audit-related services. All other Audit-related services not on the List, and all internal control-related services, must be separately pre-approved by the Committee.

B-1

IV.	Tax Services

The Committee believes that the independent auditor can provide Tax services to the Corporation such as tax compliance, tax planning and tax advice without impairing the auditor’s independence. However, the Committee will not permit the retention of the independent auditor in connection with a transaction initially recommended by the independent auditor, the tax treatment of which may not be supported in the Internal Revenue Code and related regulations. The List will contain those Tax services that the Committee has pre-approved. All other Tax services not on the List must be separately pre-approved by the Committee.

V.	All Other Services

The Committee may grant pre-approval to those permissible non-audit services classified as All Other services that it believes are routine and recurring services, and would not impair the independence of the auditor. The List will contain All Other services that the Committee has pre-approved. Permissible All Other services not on the List must be separately pre-approved by the Committee.

A list of the Security and Exchange Commission’s (SEC’s) prohibited non-audit services is attached to this policy as Exhibit 1. The SEC’s rules and relevant guidance should be consulted to determine the precise definitions of these services and the applicability of exceptions to certain of the prohibitions.

VI.	Pre-Approval Fee Levels

At the time of pre-approval of services to be provided by the independent auditor, the Committee will establish an approved fee level for such services. Any increase in the fee level for such services will require additional specific pre-approval by the Committee.

VII.	Supporting Documentation

With respect to each proposed pre-approved service, the Committee will be provided with detailed back-up documentation, regarding the specific services to be provided.

VIII.	Procedures

Requests to provide services will be submitted to the Committee by both the independent auditor and the Corporation’s Chief Financial Officer, Treasurer, Controller, or other designated officer, and each will state whether, in their view, the request is consistent with the SEC’s rules on auditor independence.

B-2

EXHIBIT 1

PROHIBITED NON-AUDIT SERVICES

Bookkeeping or other services related to the accounting records or financial statements of the audit client*

Financial information systems design and implementation

Appraisal or valuation services*, fairness opinions or contribution-in-kind reports

Actuarial services*

Internal audit outsourcing services*

Management functions

Human resources

Broker-dealer, investment adviser or investment banking services

Legal services

Expert services unrelated to the audit

(* may be allowed in limited circumstances if reasonable to conclude that the results of these services will not be subject to audit procedures; check relevant SEC rules)

CABOT MICROELECTRONICS CORPORATION 870 NORTH COMMONS DRIVE AURORA, IL 60504

VOTE BY INTERNET- www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

	M18975-P87797	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

CABOT MICROELECTRONICS CORPORATION		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
A	Proposals - The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.	☐	☐	☐
Vote on Directors
1.	Election of Directors

Nominees:

01 - H. Laurance Fuller 02 - Edward J. Mooney

Vote on Proposals		For	Against	Abstain

2.	Ratification of the selection of PricewaterhouseCoopers LLP as the company’s independent auditors for fiscal year 2010.	☐	☐	☐

3.	In their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

B
Authorized Signatures - This section must be completed for your vote to be counted. - Date and Sign Below Please sign exactly as name(s) appears(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

M18976-P87797

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com and www.cabotcmp.com.

Proxy - CABOT MICROELECTRONICS CORPORATION

ANNUAL MEETING OF STOCKHOLDERS - MARCH 2, 2010
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
The undersigned stockholder of CABOT MICROELECTRONICS CORPORATION, a Delaware corporation (the “Company”), hereby appoints William P. Noglows and H. Carol Bernstein, and each of them, proxies and attorneys-in-fact of the undersigned, each with full power of substitution, to attend and act for the undersigned at the Annual Meeting of Stockholders to be held on Tuesday, March 2, 2010 at 8:00 a.m., local time at Cabot Microelectronics Corporation, 870 North Commons Drive, Aurora, Illinois 60504, and at any adjournments or postponements thereof, and in connection therewith to vote and represent all of the shares of common stock of the Company which the undersigned would be entitled to vote.
Each of the above-named proxies at said meeting, either in person or by substitute, shall have and exercise all of the powers said hereunder. In their discretion, each of the above-named proxies is authorized to vote upon such other business incident to the conduct of the Annual Meeting as may properly come before the meeting or any postponements or adjournments thereof. The undersigned hereby revokes all prior proxies given by the undersigned to vote at said meeting.
If no instructions are indicated herein, this proxy will be treated as a grant of authority to vote for the proposals and any other matters to be voted upon at the Annual Meeting or at any postponements or adjournments thereof.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE	SEE REVERSE SIDE